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                                                                    EXHIBIT 2.2

                           PURCHASE AND SALE AGREEMENT

                          AND JOINT ESCROW INSTRUCTIONS

                               February 29, 2000

                                 BY AND BETWEEN

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                             a Maryland corporation
                                     "Buyer"

                                       AND

                             GENERAL SCANNING INC.,
                           a Massachusetts corporation
                                    "Seller"
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1     AGREEMENT TO PURCHASE AND SELL ......................................   2

2     PURCHASE PRICE ......................................................   2
      2.1   Deposit .......................................................   2
      2.2   Balance .......................................................   3
      2.3   Allocation of Purchase Price ..................................   3

3     DUE DILIGENCE .......................................................   3
      3.1   Property Documents ............................................   3
      3.2   Investigations ................................................   4
      3.3   Occupants .....................................................   4
      3.4   CC&Rs .........................................................   5
      3.5   Property Questionnaire ........................................   5
      3.6   Termination Right .............................................   5
      3.8   Insurance .....................................................   6
      3.9   Indemnity and Repair ..........................................   6
      3.10  Title .........................................................   6
            3.10.1 Deliveries by Seller ...................................   6
            3.10.2 Buyer's Review of Title ................................   7
            3.10.3 Seller's Obligations Regarding Title ...................   7
            3.10.4 Condition of Title at Closing ..........................   8

4     SELLER'S REPRESENTATIONS AND WARRANTIES .............................   8
      4.1   Authority .....................................................   8
      4.2   No Conflicts ..................................................   9
      4.4   Property Documents ............................................   9
      4.5   Tenant Leases .................................................   9
      4.7   Unpaid Commissions ............................................  10
      4.8   Special Assessments or Condemnation ...........................  10
      4.9   Service Contracts .............................................  10
      4.10  Employees .....................................................  10
      4.11  Existing Approvals ............................................  10
      4.12  Insurance .....................................................  10
      4.13  Litigation ....................................................  11
      4.14  Compliance with Laws ..........................................  11
      4.15  Environmental Materials .......................................  11
      4.16  No Income .....................................................  13
      4.17  Survival ......................................................  13
      4.18  Seller's Knowledge ............................................  13
      4.19  As-Is .........................................................  13

5     BUYER'S REPRESENTATIONS AND WARRANTIES ..............................  14



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      5.1   No Conflicts ..................................................  14
      5.2   Due Organization: Consents ....................................  14
      5.3   Buyer's Authority; Validity of Agreements .....................  14
      5.4   Bankruptcy ....................................................  14

6     COVENANTS OF SELLER AND BUYER .......................................  14
      6.1   Covenants of Seller ...........................................  14
            6.1.1 Title ...................................................  15
            6.1.2 Notice of Change in Circumstances .......................  15
            6.1.3 No Defaults: Maintenance of Property ....................  15
            6.1.4 Exclusive Negotiations ..................................  15
            6.1.5 Development Activities ..................................  15
            6.1.6 Service, Management and Employment Contracts ............  16
            6.1.7 Tenant Leases ...........................................  16
            6.1.8 Insurance ...............................................  16
            6.1.9 Litigation ..............................................  16
      6.2   Covenants of Buyer ............................................  16
            6.2.1 Development Activities ..................................  16

7     CONDITIONS PRECEDENT TO CLOSING .....................................  17
      7.1   Buyer's Conditions ............................................  17
            7.1.1 Title ...................................................  17
            7.1.2 Seller's Due Performance ................................  17
            7.1.3 Condition of Property ...................................  17
            7.1.4 Bankruptcy ..............................................  17
            7.1.6 No Moratoria ............................................  18
      7.2   Failure of Buyer's Conditions .................................  18
            7.2.1 Waive and Close .........................................  18
            7.2.2 Terminate ...............................................  18
      7.3   Seller's Conditions ...........................................  18
            7.3.1 Buyer's Due Performance .................................  18
            7.3.2 Bankruptcy ..............................................  18
      7.4   Failure of Seller's Conditions ................................  18

8     CLOSING .............................................................  19
      8.1   Closing Date ..................................................  19
      8.2   Closing Costs .................................................  19

9     CLOSING DELIVERIES ..................................................  20
      9.1   Deliveries by Seller to Escrow ................................  20
            9.1.1 Deed ....................................................  20
            9.1.2 Non-foreign Affidavit ...................................  20
            9.1.3 Bill of Sale and Assignment .............................  20
            9.1.4 Seller's Certificate ....................................  20
            9.1.5 Proof of Authority ......................................  20
            9.1.6 Other ...................................................  20


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      9.2   Deliveries by Buyer ...........................................  20
            9.2.1 Balance, Prorations & Closing Costs: ....................  20
            9.2.2 Buyer's Certificate .....................................  20
            9.2.4 Other ...................................................  21
      9.3   Deliveries Outside of Escrow ..................................  21
            9.3.1 Service Contracts .......................................  21
            9.3.2 Intangible Property .....................................  21
            9.3.3 Property Documents ......................................  21
            9.3.4 Personal Property .......................................  21
            9.3.5 Other ...................................................  21

10    PRORATIONS ..........................................................  22
      10.1  Prorations ....................................................  22
      10.2  Preliminary Closing Statement .................................  22

11    ESCROW ..............................................................  23
      11.1  Opening of Escrow .............................................  23
      11.2  Escrow Instructions ...........................................  23
      11.3  Actions by Escrow Agent .......................................  23
            11.3.1 Recording ..............................................  23
            11.3.2 Funds ..................................................  24
            11.3.3 Owner's Title Policy ...................................  24
            11.3.4 Delivery of Documents ..................................  24
      11.4  Conflicting Demands ...........................................  24
      11.5  Real Estate Reporting Person ..................................  25
      11.6  Destruction of Documents; Survival ............................  25

12    RISK OF LOSS ........................................................  25
      12.1  Condemnation ..................................................  25
      12.2  Casualty ......................................................  26

13    DEFAULT .............................................................  26
      13.1  Default by Buyer ..............................................  26
      13.2  Default by Seller .............................................  27

14    BROKERS .............................................................  27

15    CONFIDENTIALITY .....................................................  27
      15.1  Buyer .........................................................  27
      15.2  Seller ........................................................  28

16    MISCELLANEOUS PROVISIONS ............................................  28
      16.1  Governing Law and Jurisdiction ................................  28
      16.2  Entire Agreement ..............................................  28
      16.3  Modifications; Waiver .........................................  28
      16.4  Notices .......................................................  29


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16.5  Expenses ............................................................  30
16.6  Assignment ..........................................................  30
      16.6.1 Seller's Right to Assign .....................................  30
      16.6.2 Buyer's Right to Assign ......................................  30
16.7  Severability ........................................................  30
16.8  Successors and Assigns: Third Parties ...............................  31
16.9  Counterparts ........................................................  31
16.10 Headings ............................................................  31
16.11 Time of the Essence .................................................  31
16.12 Further Assistance ..................................................  31
16.13 Number and Gender ...................................................  31
16.14 Construction ........................................................  31
16.15 Post-Closing Access to Records ......................................  31
16.16 Exhibits ............................................................  32
16.17 Attorneys' Fees .....................................................  32
16.18 Business Days .......................................................  32


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                              LIST OF EXHIBITS

EXHIBIT A         Legal Description
EXHIBIT B         Intentionally Left Blank
EXHIBIT C-1       Personal Property Inventory
EXHIBIT C-2       Excluded Property
EXHIBIT D         Allocation Schedule
EXHIBIT E         Description of Property Documents
EXHIBIT F         Intentionally Left Blank
EXHIBIT G         Property Questionnaire
EXHIBIT H         Surveyor's Certificate
EXHIBIT I         Quitclaim Deed
EXHIBIT J         Service Contracts
EXHIBIT K-1       Seller's Certificate
EXHIBIT K-2       Buyer's Certificate
EXHIBIT L         Non-Foreign Affidavit
EXHIBIT M         Intentionally Left Blank
EXHIBIT N         Bill of Sale and Assignment
EXHIBIT 0         Approvals
EXHIBIT P         Litigation
EXHIBIT Q         Phase II Results
EXHIBIT R         Environmental Reports


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                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

      THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of February 29, 2000, by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("Buyer"), and GENERAL SCANNING INC., a Massachusetts corporation ("Seller"), for the purposes of setting forth the agreement of the parties and of instructing CHICAGO TITLE INSURANCE COMPANY ("Escrow Agent"), with respect to the transactions contemplated by this Agreement.

                                    RECITALS

      Upon and subject to the terms and conditions set forth in this Agreement, Seller desires to sell and Buyer desires to purchase the following (collectively, the "Property"):

            (i) the fee interest in that certain real property commonly known as 500 Arsenal Street and located in the City of Watertown, County of Middlesex, Commonwealth of Massachusetts, as legally described on Exhibit A attached hereto, together with all rights, privileges and easements appurtenant thereto or used in connection therewith, including, without limitation, all minerals, oil, gas and other hydrocarbon substances thereon, all development rights, air rights, water, water rights and water stock relating thereto, all strips and gores, and all of Seller's right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected thereto or used in connection therewith (collectively, the "Land");

            (ii) all buildings, improvements, structures and fixtures now or hereafter included or located on or in the Land (collectively, the "Improvements"), and all apparatus, equipment, appliances and other fixtures used in connection with the operation or occupancy of the Land and the Improvements, such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services now or hereafter located on or in the Land or the Improvements (provided, however, the Improvements shall not include the items listed in Exhibit C-2 attached hereto (the "Excluded Property"));

            (iii) Seller's interest in all leases, licenses and other occupancy agreements covering the Land and Improvements, if any (these leases, together with all amendments, modifications, extensions or supplements thereto or guarantees thereof, are collectively referred to in this Agreement as the "Tenant Leases") (the Land, the Improvements and Seller's interest in the Tenant Leases are sometimes hereinafter collectively referred to as the "Real Property");

            (iv) all tangible personal property, equipment and supplies (collectively, the "Personal Property") now or hereafter owned by Seller and located on or about the


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      Land or the Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof, including, without limitation, the personal property designated in Exhibit C-1 attached hereto; provided, however, that such Personal Property shall not include any of the Excluded Property listed in Exhibit C-2 attached hereto; and

            (v) all intangible property (collectively, the "Intangible Property") now or hereafter owned by Seller and used in connection with the Land, the Improvements or the Personal Property, including, without limitation, property or building-specific trademarks and trade names, transferable licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights (including rights under the Service Contracts (as hereinafter defined)), books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts; provided, however, that "Intangible Property" shall not include (A) intellectual property rights related to Seller's business operations, or (B) intangible property related to the Excluded Property.

      NOW, THEREFORE, in consideration of the foregoing Recitals which are incorporated herein by this reference, the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1     AGREEMENT TO PURCHASE AND SELL.

      Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, the Property upon the terms and conditions set forth herein.

2     PURCHASE PRICE.

      The purchase price for the Property (the "Purchase Price") shall be the sum of $10,350,000, payable as follows:

2.1 Deposit. Not later than the date which is 3 Business Days (as hereinafter defined) after the Execution Date (as hereinafter defined), Buyer shall deposit into Escrow the sum of $100,000 (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "Initial Deposit"). In the event that Buyer does not terminate this Agreement on or before the Due Diligence Termination Date (as hereinafter defined), not later than the date which is 2 Business Days after the Due Diligence Termination Date, Buyer shall deposit into Escrow the sum of $300,000 (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "Additional Deposit"). The Initial Deposit and the Additional Deposit shall be referred to herein collectively as the "Deposit." For


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      purposes of this Agreement, the "Execution Date" shall mean the date, after Seller has executed this Agreement, that written notice to Seller and Escrow Agent is delivered by Buyer advising that Buyer has executed this Agreement. Within 5 Business Days after the Execution Date, Seller and Buyer shall confirm in writing the specific dates for deadlines under this Agreement based upon the Execution Date determined as provided above.

      Escrow Agent shall deposit the Deposit in a non-commingled trust account and shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Buyer may instruct from time to time. In the event of the consummation of the purchase and sale of the Property as contemplated hereunder, the Deposit shall be paid to Seller at the Closing (as defined in Section 8 below) and credited against the Purchase Price. In the event the sale of the Property is not consummated because of the termination of this Agreement by Buyer in accordance with any right to so terminate provided herein, or the failure of any Buyer's Conditions Precedent (hereinafter defined), or for any other reason except for a default under this Agreement solely on the part of Buyer, Buyer shall notify Escrow Agent in writing of the same, and the Deposit shall be immediately returned to Buyer.

2.2 Balance. On the Closing Date (as defined below), Buyer shall pay to Seller the balance of the Purchase Price over and above the Deposit paid by Buyer under Section 2.1 above, by wire transfer of federal funds to Escrow Agent, net of all prorations and adjustments as provided herein.

2.3 Allocation of Purchase Price. Buyer and Seller hereby agree to allocate the Purchase Price among the Property for all tax and non-tax purposes in accordance with Exhibit D attached hereto (the "Allocation Schedule"). Buyer and Seller hereby agree that the Allocation Schedule shall be prepared in a manner consistent with the rules prescribed under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Buyer and Seller hereby each (a) agree to utilize the amounts allocated pursuant to the Allocation Schedule in filing all tax returns (including any amended tax returns) and (b) agree not to take any position on or in connection with any such tax return or otherwise that is inconsistent with such allocation.

3     DUE DILIGENCE

3.1 Property Documents. Not later than the date which is 5 Business Days after the Execution Date, Seller shall, at Seller's sole cost and expense, deliver or make available to Buyer, to the extent such items are in Seller's possession, or, with respect to such items not available in the public records, to the extent that such items are in the possession or control of Seller's agents, auditors, independent contractors or representatives and Seller can, with diligent efforts, obtain possession of such items after due inquiry and/or investigation, copies of all agreements, contracts, documents, information, Tenant Leases (if any), reports, books, records and other materials pertinent to the current or future ownership, operation, occupancy, use, or management of the Property including the items described in Exhibit E attached hereto (the "Property


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      Documents"). Upon the date of satisfactory receipt of all of the Property
      Documents, Buyer shall confirm the same to Seller in writing; provided, however, (a) Buyer shall notify Seller in writing of any Property Document not received by Buyer promptly after Buyer determines the same, and (b) on or before the Due Diligence Termination Date, Buyer shall notify Seller in writing of any Property Documents which Buyer then knows have not been delivered to Buyer or obtained by Buyer through other sources.

3.2 Investigations. At all reasonable times from the Execution Date until the Closing or earlier termination of this Agreement and upon not less than 24 hours prior notice provided prior to the date on which Buyer, its agents and representatives perform the investigations contemplated herein (provided, however, that Buyer shall only be obligated to provide such notice once for each continuous period that Buyer shall be performing the investigations contemplated herein), Buyer, its agents and representatives shall be entitled at Buyer's sole cost and expense to (i) enter onto the Property during normal business hours to perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental/asbestos tests that Buyer deems reasonable; (ii) cause environmental assessments of the Property to be performed; (iii) review all Property Documents and examine and copy any and all other books and records in the possession or control of Seller or its agents relating to the Property (including, without limitation, all documents relating to utilities, zoning, and the access, subdivision and appraisal of the Property); and (iv) interview Seller's property manager ("Manager") and its employees, if any. In performing the investigations contemplated herein, Buyer, its agents and representatives shall not unreasonably interfere with Seller's operations at the Property.

      3.2.1 Prior Environmental Due Diligence. Buyer has previously performed a Phase I Environmental Assessment of the Property, a Phase II Environmental Assessment of the Property (the "Phase II"), other related environmental testing of the Property, and interviews with tenants, property managers and Seller's personnel in connection therewith (collectively, the "Prior Investigations"). Seller hereby agrees and acknowledges that Buyer has previously delivered to Seller the results of the Prior Investigations, which results are summarized in Exhibit Q attached hereto and indicate the presence of contamination at the Property (the "Existing Contamination"). Nothing contained herein shall be deemed or construed as Buyer's approval of the environmental condition of the Property, the results of the Prior Investigations or the Existing Contamination. Prior to the Due Diligence Termination Date (as hereinafter defined) Buyer intends to conduct further environmental investigations, including, without limitation, with respect to the Existing Contamination, obtaining opinion letters, in form and substance satisfactory to Buyer in its sole and absolute discretion, from GZA GeoEnvironmental, Inc., a Licensed Site Professional ("LSP") and opinions from such other LSPs as Buyer shall deem necessary in its sole and absolute discretion (collectively, the "LSP Opinions"). Prior to the Due Diligence


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            Termination Date, Buyer shall deliver written notice to Seller as to whether, as of the date of such LSP Opinions, Buyer is satisfied with the LSP Opinions regarding the condition of the Existing Contamination.

3.3 Occupants. The Property is 100% Seller-occupied. Not later than the date which is 10 days after the Execution Date, Seller shall arrange for an introduction of Buyer to such occupants of the Property as Buyer may request and shall otherwise assist and cooperate with Buyer in providing Buyer access to such occupants. Buyer and its agents, and employees shall observe and comply with Seller's reasonable requests regarding entry into facilities at the Property for purpose of inspection. Buyer may conduct such inquiries and investigations of any and all occupants (or prospective tenants) as Buyer, in its sole discretion, deems advisable or necessary.

3.4 CC&Rs. Buyer may conduct such inquiries and investigations of any and all declarants or associations created by any covenants, conditions or restrictions encumbering the Property ("CC&Rs") as Buyer, in its sole discretion, deems advisable or necessary. Seller shall cooperate with Buyer in Buyer's efforts to obtain not later than the date which is 5 Business Days before the Due Diligence Termination Date an estoppel certificate, each substantially in form and substance acceptable to Buyer, executed by each such declarant or association under any CC&Rs (collectively, the "CC&Rs Estoppels"). Seller's obligation to cooperate with Buyer under this section shall include (A) executing and delivering letters to such declarants and/or associations, (B) telephoning the representatives of such declarants and/or associations, and (C) participating in such other follow up activities as may be reasonably requested by Buyer.

3.5 Property Questionnaire. Not later than the date which is 10 days after the Execution Date, Seller shall deliver to Buyer a property questionnaire in the form attached hereto as Exhibit G (the "Property Questionnaire") completed by Seller and its Manager, if any.

3.6 Termination Right. Buyer shall have the right at any time on or before 5:00 p.m. (Los Angeles, California time) on March 15, 2000 (the "Due Diligence Termination Date") to terminate this Agreement if, during the course of Buyer's due diligence investigations of the Property, Buyer determines in its sole and absolute discretion that the Property or the Property Questionnaire is not acceptable to Buyer. Buyer may exercise such termination right by delivering written notice of termination to Seller and Escrow Agent (a "Due Diligence Termination Notice") on or before the Due Diligence Termination Date. Upon the timely delivery of such Due Diligence Termination Notice, (i) Escrow Agent shall immediately return the Deposit to Buyer, (ii) if Buyer has terminated for any reason (other than a default by Seller or the failure of Seller to remove an Obligatory Removal Exception (as hereinafter defined)), Buyer shall pay all cancellation charges of Title Company (as hereinafter defined) and Escrow Agent ("Cancellation Charges"), and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer has timely delivered to Escrow Agent a Due Diligence Termination Notice, no


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      notice to Escrow Agent from Seller shall be required for the return of the
      Deposit to Buyer. If Buyer does not exercise such termination by delivery of the Due Diligence Termination Notice on or before the Due Diligence Termination Date, then Buyer's right to terminate this Agreement pursuant to this Section shall automatically lapse.

3.7 Return of Property Documents; Third-Party Reports. In the event that Buyer terminates this Agreement pursuant to Section 3.6 herein, (a) Buyer shall return to Seller all Property Documents delivered by Seller to Buyer within 10 Business Days of such termination, and (b) Buyer shall deliver to Seller such reports and studies prepared for Buyer by independent third party consultants and engineers (the "Third Party Reports") as Seller shall request in writing; provided, however, Buyer's obligation to deliver such Third Party Reports shall be subject to the following conditions: (i) the preparer of such requested Third Party Report shall consent to the delivery of such Third Party Report to Seller, without any cost or expense to Buyer, (ii) Seller shall reimburse Buyer for the cost (or such portion thereof acceptable to Buyer in its sole and absolute discretion) of obtaining such Third Party Report, and (iii) such Third Party Report shall be delivered subject to Buyer's and such preparer's standard acknowledgments and disclaimers. Notwithstanding anything to the contrary contained herein, Buyer shall not be obligated to deliver to Seller any confidential or privileged information, documents or reports, whether prepared internally by Buyer or prepared by third parties.

3.8 Insurance. Buyer agrees that from the Execution Date through the earlier of (a) termination of this Agreement and (b) the Closing, Buyer shall carry, or cause its agents and representatives that will enter the Property in connection with the investigations pursuant to Section 3.2 to carry, workers' compensation and general liability insurance in the amount of $1,000,000 per occurrence, which insurance shall name Seller as an additional insured; Buyer shall provide Seller with proof of such insurance prior to commencing Buyer's physical inspections of the Property.

3.9 Indemnity and Repair. Buyer agrees to indemnify and hold harmless Seller from any losses, cost, damage and expenses arising from any actual damage to the Property or any injury to persons caused by any act of Buyer or Buyer's agents or representatives as a result of the inspections, investigations, tests or other activities performed pursuant to Section
      3.2 above, which indemnity shall survive the termination of this Agreement or the Closing for a period of 90 days; provided, however, that Buyer's indemnity hereunder shall not include any losses, cost, damage or expenses resulting from (x) the acts of Seller, its agents or representatives, or
      (y) the discovery of any pre-existing condition of the Property. In addition, if this Agreement is terminated, Buyer shall repair any material damage to the Property caused by its entry thereon and shall restore the Property substantially to the condition in which it existed prior to such entry; provided, however, that Buyer shall have no obligation to repair any damage caused by the acts or omissions of Seller, its agents or representatives or to remediate, contain, abate or control any pre-existing condition of the Property which existed prior to Buyer's entry thereon.


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3.10  Title.

      3.10.1 Deliveries by Seller. Buyer acknowledges that Seller has delivered to Buyer (a) Seller's existing title policy for the Property, and
              (b) the most recently updated as-built survey for the Property in Seller's possession. Not later than 10 days after the Execution Date, Buyer shall order (a) an ALTA extended coverage commitment for title insurance (the "Commitment") issued by Chicago Title Insurance Company (in such capacity, "Title Company"), together with legible copies of all documents referenced as exceptions therein, (b) a current As-Built American Land Title Association survey of the Property (the "Survey"), in form reasonably satisfactory to Buyer and Title Company, prepared by a surveyor licensed in the State where the Property is located and certified (using a surveyor's certificate in substantially the same form as the certificate attached hereto as Exhibit H) to Buyer and Title Company and such other persons or entities as Buyer may, in its discretion, request, and (c) a UCC Search with regard to Seller and the Property (the "UCC Search").

      3.10.2 Buyer's Review of Title. Buyer shall have until the Due Diligence Termination Date to notify Seller in writing of any objection which Buyer may have to any exception reported in the Commitment or matter shown on the Survey or the UCC Search or any updates thereof; provided, however, that if any such updates are received by Buyer, Buyer shall have an additional 5 Business Days, regardless of the Due Diligence Termination Date or Closing Date, following Buyer's receipt of such update and legible copies of all documents referenced therein to notify Seller of objections to items shown on any such update. Exceptions reported in the Commitment and matters shown on the Survey or the UCC Search (or any updates thereof) not objected to by Buyer as provided above shall be deemed to be "Permitted Exceptions."

      3,10.3 Seller's Obligations Regarding Title. As a condition to Closing, Seller shall take all action necessary to remove from title to the Property (or in the alternative, Seller shall obtain for Buyer title insurance insuring over such exceptions or matters, such insurance to be in form and substance satisfactory to Buyer in its sole discretion) the following matters: (a) all exceptions to title and survey matters created by Seller on or after the Execution Date without the prior written consent of Buyer (which consent may be withheld in Buyer's sole and absolute discretion);
              (b) any and all liens and encumbrances affecting the Property which secure an obligation to pay money (other than installments of real estate taxes or assessments not delinquent as of the Closing); (c) all taxes and assessments due and payable for any period prior to the Closing; and (d) all claims of any right to occupancy, use or possession other than under the Permitted Exceptions (collectively, the "Obligatory Removal Exceptions"). If, prior to the Closing, Seller is unable to remove or satisfactorily insure over any of the Obligatory Removal Exceptions, then, in addition to any and all other rights and remedies which Buyer may have hereunder, Buyer may (a) terminate this Agreement by delivering written notice to Seller and Escrow Agent (in which


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              case Escrow Agent shall return the Deposit to Buyer, and Seller shall pay the Cancellation Charges), and Seller shall reimburse Buyer for all of Buyer's out-of-pocket costs and expenses incurred in connection with the transaction contemplated by this Agreement up to a maximum amount of $150,000 (including attorneys' fees incurred in connection with the transaction contemplated by this Agreement up to a maximum amount of $15,000 (excluding, however, attorneys' fees incurred by Buyer in connection with the negotiation of this Agreement) and excluding the cost of obtaining any Third Party Report not delivered to Seller hereunder; provided, however, that (A) the $150,000 cap on such reimbursement shall not apply to Seller's independent obligation to reimburse Buyer for a portion of Buyer's Phase II due diligence costs, (B) Buyer shall deliver to Seller a commercially reasonable detailed invoice for such costs and expenses, and (C) Buyer shall deliver to Seller such Third Party Reports as Seller shall request in writing (provided that (x) such requested Third Party Report shall be delivered subject to Buyer's and such preparer's standard acknowledgments and disclaimers and (y) the preparer of such requested Third Party Report shall consent to the delivery of such Third Party Report to Seller, without any cost or expense to Buyer), and thereafter neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; (b) pursue an action for specific performance to compel Seller to remove the Obligatory Removal Exceptions; or
              (c) waive Buyer's objections to such Obligatory Removal Exceptions and proceed to a timely Closing whereupon such Obligatory Removal Exceptions shall be deemed "Permitted Exceptions." If, prior to the Closing, Seller is unable to, or elects not to, remove or satisfactorily insure over any other exceptions or matters objected to by Buyer in accordance with Section 3.10.2 (other than Obligatory Removal Exceptions), then, in addition to any and all other rights and remedies which Buyer may have hereunder, Buyer may (x) terminate this Agreement by delivering written notice to Seller and Escrow Agent (in which case Escrow Agent shall return the Deposit to Buyer, and Buyer shall pay the Cancellation Charges), and thereafter neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; or (y) waive Buyer's objections to such other exceptions and matters (other than Obligatory Removal Exceptions) and proceed to a timely Closing whereupon such other exceptions and matters shall be deemed "Permitted Exceptions."

      3.10.4 Condition of Title at Closing. Upon the Closing, Seller shall sell, transfer and convey to Buyer indefeasible fee simple title to the Land and the Improvements thereon by a duly executed and acknowledged quitclaim deed in the form of Exhibit I attached hereto (the "Deed"), subject only to the Permitted Exceptions.


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4     SELLER'S REPRESENTATIONS AND WARRANTIES.

      Seller represents and warrants to and agrees with Buyer that, as of the date hereof and as of the Closing Date:

4.1 Authority. Within 10 days from the Execution Date, this Agreement and all other documents delivered prior to or at the Closing (i) shall have been duly authorized, executed, and delivered by Seller; (ii) shall be binding obligations of Seller; (iii) shall be collectively sufficient to transfer all of Seller's rights to the Property; and (iv) shall not violate the formation documents of Seller. Seller shall, within 5 days from the Execution Date, obtain all required consents, releases, and approvals necessary to execute this Agreement and consummate the transaction contemplated by this Agreement. Upon obtaining such required consents, releases, and approvals necessary to execute this Agreement and consummate the transaction contemplated by this Agreement, Seller shall promptly notify Buyer in writing of the same and deliver Buyer a certificate executed by Seller confirming that all such required consents, releases and approvals described in this Section 4.1 have been obtained. Seller further represents that it is a corporation, duly organized and existing in good standing under the laws of the Commonwealth of Massachusetts, with its principal place of business in the Commonwealth of Massachusetts.

4.2 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.

4.3 Preferential Rights, Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property.

4.4 Property Documents. The Property Documents required to be delivered by Seller pursuant to the terms hereof constitute all of the material documents relating to the Property that are in (i) Seller's possession or
      (ii) with respect to such items not available in the public records, the possession or control of Seller's agents, auditors, independent contractors or representatives, to the extent Seller could have with diligent efforts obtained possession of such items after due inquiry and/or investigation. Each such Property Document as delivered by Seller constitutes a true, correct and complete copy of such Property Document. There are no commitments or agreements affecting the Property which have not been disclosed by Seller to Buyer in writing. Seller is not in default of Seller's obligations or liabilities pertaining to the Property or the Property Documents; nor, to Seller's Knowledge, are there facts, circumstances, conditions, or events which, after notice or lapse of time, would constitute a default. Seller has not


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      received notice or information that any party to any of the Property
      Documents considers a breach or default to have occurred.

4.5 Tenant Leases. As of the Execution Date, there are no Tenant Leases affecting the Property and the Property is 100% Seller occupied. Buyer acknowledges that Seller has advised Buyer that (a) Seller is contemplating selling its printed circuit board ("PCB") division to a third party, and (b) in connection with such sale, Seller and the new owner of the PCB division may enter into an agreement for the continued use and occupancy by the PCB division of a portion of the Property (the "PCB Agreement"); provided however, that such PCB Agreement shall provide that all rights of such third party to such continued use, occupancy and possession of the Property shall terminate on or before September 19, 2000 and such third party shall vacate and surrender the Property prior to the Closing. There shall be no documents or agreements binding upon the Property or Buyer after the Closing which grant rights to third parties (including any third party owner of the PCB division) to occupy or possess the Property or any portion thereof or interest therein. As of the Execution Date, no person or entity other than Seller has any claim to use, occupancy or possession of the Property other than under the Permitted Exceptions. As of the time immediately prior to the Closing, no person or entity other than Seller shall have any claim to use, occupancy or possession of the Property other than under the Permitted Exceptions.

4.6 Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's knowledge, threatened against Seller.

4.7 Unpaid Commissions. As of the Closing Date, there will be no brokerage or other leasing commissions due or payable on an absolute or contingent basis to any person in connection with any tenants or Tenant Leases.

4.8 Special Assessments or Condemnation. To Seller's Knowledge, there are no existing, proposed or contemplated (i) special assessments, except those shown as exceptions on the Commitment, or (ii) condemnation actions against the Property or any part. Seller has not received notice of any contemplated special assessments or eminent domain proceedings that would affect the Property.

4.9 Service Contracts. There are no service, maintenance, repair, management, leasing, or supply contracts or other contracts (including, without limitation, janitorial, elevator and landscaping agreements) affecting the Property, oral or written, except as set forth on the schedule attached hereto as Exhibit J (the "Service Contracts") and, except as set forth on such schedule, all Service Contracts are cancelable without cost at the option of Seller or the then owner of the Property upon not more than 30 days prior written notice.

4.10 Employees. There are no employees who are employed by Seller or Manager in the operation, management or maintenance of the Property and whose employment will continue after the Closing. On and after the Closing, there will be no obligations


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      concerning any pre-Closing employees of Seller or Manager which will be binding upon Buyer or the Property.

4.11 Existing Approvals. To Seller's Knowledge, the documents set forth on Exhibit O attached hereto (collectively, the "Approvals") are in full force and effect and, constitute all necessary or appropriate certifications, approvals, consents, authorizations, licenses, permits, easements, rights of way, and all valid, final and unconditional certificates of occupancy, or the equivalent permitting required by the applicable licensing agency, or required by any governmental authority in connection with the ownership, development, use and maintenance of the Property. To Seller's Knowledge, all of the Approvals are transferable to Buyer without the necessity of any approval or consent or additional payment and no such transfer will affect the validity thereof.

4.12 Insurance. There are currently in effect such insurance policies as are customarily maintained with respect to similar properties. Seller has not received any notice or request from any insurance company requesting the performance of any work or alteration with respect to the Property. Seller has received no notice from any insurance company concerning, nor, to Seller's Knowledge, are there any defects or inadequacies in the Property which, if not corrected, would result in the termination of insurance coverage or increase its cost.

4,13 Litigation. Except as set forth on the schedule attached hereto as Exhibit P, there are no actions, suits or proceedings before any judicial or quasi-judicial body, pending, or to Seller's Knowledge, threatened, against or affecting all or any portion of the Property.

4,14 Compliance with Laws. To Seller's Knowledge, the Property is in full compliance with all existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement (collectively, "Laws"), including, without limitation, all Laws with respect to zoning, building, fire and health codes, environmental protection and sanitation and pollution control and the Americans with Disabilities Act, as amended. Seller has received no notice of, and has no Knowledge of, any condition currently or previously existing on the Property or any portion thereof which may give rise to any violation of any Laws applicable to the Property if it were disclosed to the authorities having jurisdiction over the Property.

4.15  Environmental Materials.

      4.15.1 Definitions.

                  (a) "Environmental Claim" means any and all actions
            (including, without limitation, investigatory, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any


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            claims or actions), fines, forfeitures or other civil,
            administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from or relating to the presence or suspected presence of any Environmental Materials in, on, under, or about the Property or properties adjacent thereto.

                  (b) "Environmental Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products or any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any governmental authority, or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment.

      4.15.2 Representations and Warranties. Seller represents and warrants to and agrees with Buyer that, as of the date hereof, and as of the Closing Date: (i) except with respect to the Existing Contamination disclosed by the Prior Investigations, to Seller's Knowledge, each of the Property and Seller is in full compliance with all Laws relating to Environmental Materials, which compliance includes, but is not limited to, the possession by Seller of all permits and other governmental authorities required under applicable Laws, and compliance with the terms and conditions thereof; (ii) except as disclosed in the reports described in Exhibit R attached hereto (the "Environmental Reports"), Seller has not received any communication (written or oral) that alleges that Seller or the Property is not in such full compliance and, to Seller's Knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future; (iii) except as disclosed in the Environmental Reports, there is no Environmental Claim pending or, to Seller's Knowledge, threatened with regard to the Property; (iv) except as disclosed in the Environmental Reports, to Seller's Knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents relating to the Environmental Materials that could form the basis of any Environmental Claim against Seller or against any person or entity, including, without limitation, persons or entities whose liability for any such Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law; (v) except as disclosed in the Environmental Reports, Seller has received no notice of any past or present actions, activities, circumstances, conditions, events or incidents relating to the Environmental Materials that could form the basis of any Environmental Claim against Seller or against any person or entity, including, without limitation, persons or entities whose liability for any such Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law; and (vi) without in any way limiting the generality of the foregoing, except as set forth in the Environmental Reports, to Seller's Knowledge (a) Seller has not used, stored, generated, released, disposed or arranged for the disposal of Environmental Materials on the Property, (b) there are no underground storage tanks located on


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              the Property, (c) there is no asbestos contained in or forming part of any Improvement, including, without limitation, any building, building component, structure or office space on the Property, and (d) no polychlorinated biphenyls (PCBs) are used or stored at the Property.

      4.15.3 Indemnification. Seller hereby indemnifies and agrees to reimburse, defend, and hold Buyer harmless from, for and against all Environmental Claims arising from, asserted against, imposed on, or incurred by Buyer, directly or indirectly, in connection with (i) the breach of any representation or warranty set forth in
              Section 4.15.2 of this Agreement, or (ii) any event or condition, occurring or arising after the date of the Environmental Reports prepared on behalf of Buyer and prior to the Closing. With respect to the matters covered by clause (i) above, the indemnity in this Section shall survive the Closing until the final resolution of all claims raised by Buyer within 18 months from the Closing Date, and, with respect to the matters covered by clause (ii) above, the indemnity in this Section shall survive until the date all of the following conditions are satisfied: (x) Seller has completely vacated the Property, (y) Buyer has received from its environmental consultants an environmental exit audit (the "Environmental Exit Audit") for the Property indicating that, except as disclosed in the Environmental Reports, there are no events or conditions relating to Environmental Materials which have arisen in connection with Seller's continued use and occupancy of the Property (or the continued use and occupancy of the Property by Seller's PCB division) that could form the basis of any Environmental Claim against Seller, Buyer, the Property or against any person or entity, and (c) any deficiencies noted in the Environmental Exit Audit have been resolved. Buyer shall use commercially reasonable efforts to cause its environmental consultants to issue the Environmental Exit Audit within 30 days from the date on which Seller has completely vacated the Property. Notwithstanding anything contained herein to the contrary, Buyer may have non-contractual statutory and common law rights and remedies against Seller for non-disclosure or noncompliance with certain matters which are also the subject matter of the representations, warranties and agreements contained in this Section, and the limited representations, warranties and agreements and limited survival periods set forth herein will not be deemed or construed as limiting, waiving or relinquishing any such non-contractual statutory or common law right or remedy, and the effect of the representations, warranties and agreements made in this Section will not be diminished or deemed to be waived by any inspections, tests or investigations made by Buyer or its agents.

4.16 No Income. As of the Execution Date, there are no rentals, revenues or other income, of any kind whatsoever, from the Property.

4.17 Survival. All of the representations, warranties and agreements of Seller set forth in Article 4, Article 10, Article 14, Section 15.2 and Article 16 shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date without the necessity of a separate certificate with respect thereto and shall survive


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      the delivery of the Deed and other Closing instruments and documents for a period of 12 months from the Closing Date, except for the representations and warranties contained in Section 4.15 herein, which shall survive for a period of 18 months from the Closing Date and the indemnity contained in
      Section 4.15.3 herein, which shall survive as set forth in such Section
      4.15.3. Notwithstanding anything contained herein to the contrary, Seller's liability with respect to any breach by Seller of any covenant contained in Section 6.1 herein, of which Buyer first obtains actual knowledge after the Closing and for which Buyer has not specifically waived in a writing executed by Buyer shall survive for the longest period permitted by applicable law.

4.18 Seller's Knowledge. As used in this Agreement, the phrase "to Seller's Knowledge" and words of similar import shall mean the actual knowledge of Thomas R. Swain, and Ken Austin, without any duty of inquiry or investigation. Seller represents and warrants that the foregoing persons are those persons affiliated with Seller most knowledgeable regarding the ownership and operation of the Property, possessing the greatest experience and familiarity with the Property, that no other person presently affiliated with Seller possesses any equal or greater familiarity and experience with the Property, that Thomas R. Swain has been involved with the Property since March 1, 1999 and that Ken Austin has been involved with the Property since June 1, 1993.

4.19  As-Is. Except as expressly set forth in this Article 4, Section 6.1,
      Article 10, and Article 16 and except for those warranties, expressly set forth, or implied by law, in the Deed or other documents delivered at the Closing, at the Closing, Seller shall convey the Property to Buyer and Buyer shall accept the Property in its present "AS-IS" condition, without any warranties, expressed or implied.

5     BUYER'S REPRESENTATIONS AND WARRANTIES.

      Buyer represents and warrants to and agrees with Seller that, as of the date hereof, and as of the Closing Date (or the earlier termination of this Agreement):

5.1 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer or all or any portion of the Property.

5.2 Due Organization: Consents. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Maryland with its principal place of business in the State of California. All requisite corporate action has been taken by Buyer in connection with entering into this Agreement, and will be taken prior to the Closing in connection with the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of


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      any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection herewith which has not been obtained.

5.3 Buyer's Authority; Validity of Agreements. Buyer has full right, power and authority to purchase the Property from Seller as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is and all other documents and instruments to be executed and delivered by Buyer in connection with this Agreement shall be duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer.

5.4 Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Buyer's knowledge, threatened against Buyer.

6     COVENANTS OF SELLER AND BUYER.

6.1 Covenants of Seller. In addition to the covenants and agreements of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that between the date hereof and the Closing Date (or the earlier termination of this Agreement):

      6.1.1 Title. Seller shall not (a) directly or indirectly sell, assign or create any right, title or interest whatsoever in or to the Property (other than the PCB Agreement), (b) take any action, create, commit, permit to exist or suffer any acts which would (i) give rise to a variance from the current legal description of the Land, or (ii) cause the creation of any lien, charge or encumbrance other than the Permitted Exceptions, or (c) enter into any agreement to do any of the foregoing without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion).

      6.1.2 Notice of Change in Circumstances. Seller shall promptly notify Buyer of any change in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller has Knowledge subsequent to the date of this Agreement which (a) materially, adversely affects the Property or any portion thereof or the use or operation of the Property or any portion thereof, (b) makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, or (c) makes any covenant or agreement of Seller under this Agreement incapable or less likely of being performed, it being expressly understood that Seller's obligation to provide information to Buyer under this Section shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement.


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      6.1.3 No Defaults; Maintenance of Property. Seller shall not default with respect to the performance of any obligation relating to the Property, including, without limitation, the payment of all amounts due and the performance of all obligations with respect to the Service Contracts and any existing indebtedness relating to the Property. Subject to Section 12, Seller shall operate and maintain the Property in its current condition, reasonable wear and tear excepted, in accordance with all applicable Laws.

      6.1.4 Exclusive Negotiations. Seller shall (i) remove the Property from the market, (ii) cease and refrain from any and all negotiations with any other prospective optionees or purchasers of the Property, and (iii) refrain from any and all negotiations with potential tenants for the Property (other than negotiations related to the PCB Agreement).

      6.1.5 Development Activities. Seller shall not take any actions with respect to the development of the Property, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other development entitlements from any governmental or other regulatory entities or finalizing or entering into any agreements relating thereto without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion). Seller hereby agrees to reasonably cooperate with Buyer in Buyer's efforts to obtain such governmental approvals as Buyer deems necessary to permit Buyer to operate the Property as Buyer wishes.

      6.1.6 Service, Management and Employment Contracts. Seller shall not enter into, extend, renew or replace any existing service, property management or employment contracts in respect of the Property without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion), unless the same shall be cancelable without penalty or premium, upon not more than 30 days' notice from the owner of the Property and Seller shall immediately notify Buyer of any such new, extended, renewed or replaced contract.

      6.1.7 Tenant Leases. Other than the PCB Agreement, Seller shall not enter into any new lease, without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion). Seller shall deliver a copy of the proposed PCB Agreement to Buyer for approval, which shall not be unreasonably withheld so long as such PCB Agreement shall terminate prior to August 31, 2000 and the third party owner of the PCB division shall vacate and surrender the Property prior to the Closing. Other than under the PCB Agreement, Seller shall not accept any rent from any tenant under any new tenant under any new lease to which Buyer has consented for more than 1 month in advance of the payment date without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion).

      6.1.8 Insurance. Seller will maintain its current insurance in place from the date hereof through the Closing Date or earlier termination of this Agreement. Seller


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            hereby covenants to name Buyer, at no cost or expense to Seller, as an additional insured under such insurance during the period prior to the Closing.

      6.1.9 Litigation. Seller shall not allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion). In the event Seller receives any notice of any proceeding of the character described in Sections 4.6, 4.8 or 4.13 which has not been previously disclosed to Buyer prior to the Closing, Seller shall promptly advise Buyer in writing.

6.2 Covenants of Buyer. In addition to the covenants and agreements of Buyer set forth elsewhere in this Agreement, Buyer covenants and agrees that between the date hereof and the Closing Date (or the earlier termination of this Agreement):

      6.2.1 Development Activities. Buyer shall not take any action with respect to the renovation or development of the Property (including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other governmental entitlements from any governmental or regulatory entity) that would be binding on Seller or the Property in the event that Buyer terminates this Agreement.

7     CONDITIONS PRECEDENT TO CLOSING.

7.1 Buyer's Conditions. The obligation of Buyer to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) ("Buyer's Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by Buyer; provided, however, that any such waiver shall not affect Buyer's ability to pursue any remedy, for the period set forth in Section 4.17 herein, Buyer may have with respect to any breach under
      Section 6.1 herein by Seller of which Buyer first obtains actual knowledge after the Closing and for which Buyer has not specifically waived in a writing executed by Buyer:

      7.1.1 Title. Title Company shall be prepared and irrevocably committed to issue (a) to Buyer an American Land Title Association extended coverage owner's policy of title insurance (Form B)-1970 (expressly deleting any creditor's rights exclusion) in favor of Buyer in an amount equal to the Purchase Price showing indefeasible fee simple title to the Property vested in Buyer, with those endorsements and reinsurance reasonably requested by Buyer prior to the Due Diligence Termination Date, subject only to the Permitted Exceptions (collectively, the "Owners Title Policy").

      7.1.2 Seller's Due Performance. All of the representations and warranties of Seller set forth in Sections 4 and 14 and shall be true and correct as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or


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            performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement, including, without limitation, the deliveries required to be made by Seller pursuant to Sections 9.1 and 9.3 hereof.

      7.1.3 Condition of Property. Subject to the provisions of Section 12 below, the condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for reasonable wear and tear and any damages due to any act of Buyer or Buyer's representatives.

      7.1.4 Bankruptcy. No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

      7.1.5 Possession of the Property. On or before September 19, 2000, Seller and any entity occupying or having possession of the Property or any portion thereof shall have completely vacated and surrendered the Property. The Property shall be delivered to Buyer at the Closing free and clear of any claims to occupancy, use or possession other than under the Permitted Exceptions.

      7.1.6 No Moratoria. No moratorium, statute, regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which would materially, adversely affect Buyer's intended use of the Property. For purposes of this Section 7.1.6, Buyer hereby acknowledges that Buyer's intended use of the Property includes business offices, light industry, manufacturing, including without limitation, administrative, executive, professional and similar offices, laboratories engaged in research, experimental and testing activities.

7.2 Failure of Buyer's Conditions. Subject and without limitation to Buyer's rights hereunder, including, without limitation, Section 13.2 and Section
      8.1 hereof, if any of Buyer's Conditions have not been fulfilled within the applicable time periods, Buyer may:

      7.2.1 Waive and Close. Waive the Buyer's Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price (or with adjustment of the Purchase Price as mutually agreed upon by Buyer and Seller); or

      7.2.2 Terminate. Terminate this Agreement by delivering written notice to Seller and to Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, Seller shall pay the Cancellation Charges, and Buyer shall be entitled to pursue any other rights and remedies which it may have against Seller in connection herewith.


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7.3   Seller's Conditions. The obligation of Seller to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent with respect to deliveries to be made by Buyer at Closing) ("Seller's Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller:

      7.3.1 Buyer's Due Performance. All of the representations and warranties of Buyer set forth in Sections 5 and 14 hereof shall be true and correct as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement, including, without limitation, the deliveries required to be made by Buyer pursuant to Section 9.2 hereof.

      7.3.2 Bankruptcy. No action or proceeding shall have been commenced by or against Buyer under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors.

7.4 Failure of Seller's Conditions. In the event that the Escrow and the transaction contemplated by this Agreement fail to close solely as a result of the default of Buyer in the performance of its obligations hereunder, Seller shall be entitled to the sole and exclusive remedy set forth in Section 13.1 herein. In the event that the Escrow and the transaction contemplated by this Agreement fail to close for any reason other than as a result of the default of Buyer in the performance of its obligations hereunder, Seller may terminate this Agreement by delivery of written notice to Buyer and Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, Buyer shall pay the Cancellation Charges, and neither party shall thereafter have any rights or obligations to the other hereunder.

8     CLOSING.

8.1 Closing Date. Subject to the provisions of this Agreement, the Closing shall take place on the 10th day after Buyer's Condition set forth in
      Section 7.1.5 has been satisfied, or on such other date as the parties hereto may agree, but in no event (i) earlier than June 1, 2000 nor (ii) later than September 29, 2000. As used herein, the "Closing" shall mean the recordation of the Deed in the Official Records of the Middlesex County Southern District Registry of Deeds, Commonwealth of Massachusetts (the "Official Records"), and the "Closing Date" shall mean the date upon which the Closing actually occurs. If Buyer's Condition set forth in
      Section 7.1.5 has not been satisfied prior to September 19, 2000, Buyer shall have the right to terminate this Agreement, and upon such termination Seller shall pay all Cancellation Charges and Seller shall reimburse Buyer all costs and expenses incurred by Buyer incurred in connection with the transaction contemplated by this Agreement (including costs and expenses incurred by Buyer in planning for the renovation, ownership, operation and leasing of the Property) up to a maximum amount of $150,000 (including attorneys' fees incurred in connection


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      with the transaction contemplated by this Agreement up to a maximum amount of $15,000 (excluding, however, attorneys' fees incurred by Buyer in connection with the negotiation of this Agreement) and excluding the cost of obtaining any Third Party Report not delivered to Seller hereunder; provided, however, that (A) the $150,000 cap on such reimbursement shall not apply to Seller's independent obligation to reimburse Buyer for a portion of Buyer's Phase II due diligence costs, (B) Buyer shall deliver to Seller a commercially reasonable detailed invoice for such costs and expenses and (C) Buyer shall deliver to Seller such Third Party Reports as Seller shall request in writing (provided that (x) such requested Third Party Report shall be delivered subject to Buyer's and such preparer's standard acknowledgments and disclaimers and (y) the preparer of such requested Third Party Report shall consent to the delivery of such Third Party Report to Seller, without any cost or expense to Buyer).

8.2 Closing Costs. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys' and advisors' fees), except the following costs (the "Closing Costs"), which shall be allocated between the parties as follows:

      8.2.1 Seller shall pay all documentary transfer, stamp, sales and other taxes related to the transfer of the Property, 1/2 of Escrow Agent's escrow fees and costs, the cost of the UCC Search, and 1/2 of all recording fees related to the transfer of ownership of the Property.

      8.2.2 Buyer shall pay 1/2 of Escrow Agent's escrow fees and costs, all recording fees related to the financing of Buyer's acquisition of the Property, all premiums, costs and fees related to the delivery of the Owner's Title Policy, the cost of the Survey, and 1/2 of all recording fees related to the transfer of ownership of the Property.

9     CLOSING DELIVERIES.

9.1 Deliveries by Seller to Escrow. Not less than 2 Business Days prior to the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each effective as of the Closing Date and executed by Seller, in addition to the other items and payments required by this Agreement to be delivered by
      Seller:

      9.1.1 Deed. The original executed and acknowledged Deed conveying the Property to Buyer or its nominee;

      9.1.2 Non-foreign Affidavit. 2 originals of the Non-Foreign Affidavit in the form of Exhibit L attached hereto, each executed by Seller;


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      9.1.3 Bill of Sale and Assignment. 2 original counterparts of the Bill of
            Sale and Assignment in the form of Exhibit N attached hereto, each executed by Seller, pursuant to which Seller shall transfer to Buyer all the Personal Property and the Intangible Property, including, without limitation, the Property Documents, in each case free of all liens and encumbrances;

      9.1.4 Seller's Certificate. 2 originals of a certificate, in the form of Exhibit K-1 attached hereto (the "Seller's Certificate"), each executed by Seller;

      9.1.5 Proof of Authority. Such proof of Seller's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company; and

      9.1.6 Other. Such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein, including, without limitation, reasonable or customary title affidavits and indemnities.

9.2 Deliveries by Buyer. On or before the Closing, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following:

      9.2.1 Balance, Prorations & Closing Costs. The balance of the Purchase Price pursuant to Section 2 hereof and Buyer's share of prorations and Closing Costs (as hereinafter defined), as provided in Sections 10 and 8.2, respectively;

      9.2.2 Buyer's Certificate. 2 originals of a certificate, in the form of Exhibit K-2 attached hereto (the "Buyer's Certificate"), each executed by Buyer;

      9.2.3 Proof of Authority. Such proof of Buyer's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company; and

      9.2.4 Other. Such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

9.3 Deliveries Outside of Escrow. Seller shall deliver possession of the Property to Buyer upon the Closing, free and clear of any claims of any person or entity to occupancy, use or possession other than under the Permitted Exceptions, (without any options or rights of first refusal or other preferential rights to purchase the Property). Further, Seller


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      hereby covenants and agrees, at its sole cost and expense, to deliver or cause to be delivered to Buyer, on or prior to the Closing, the following items:

      9.3.1 Service Contracts. An original, fully executed counterpart of each of the Service Contracts being assumed by Buyer, and any amendments, modifications, supplements and restatements thereto (or if originals are not available, copies certified by all parties thereto as true, correct and complete);

      9.3.2 Intangible Property. The original of each document evidencing the Intangible Property or rights to ownership and use thereof, including without limitation the Approvals, in Seller's possession or, with respect to such items not available in the public records, in the possession or control of Seller's agents, auditors, independent contractors or representatives and that Seller can, with diligent efforts, obtain possession of after due inquiry and/or investigation (or if originals are not available, copies certified by all parties thereto as true, correct and complete);

      9.3.3 Property Documents. To the extent not previously delivered, originals of all of the Property Documents, other than such items available in the public records, (or if originals are not available, copies certified by Seller, to Seller's Knowledge as true, correct and complete);

      9.3.4 Personal Property. The Personal Property, including, without limitation, all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements; and

      9.3.5 Other. Keys, combinations or card keys to all locks and security systems, and such other documents and instruments, as may be reasonably required by Buyer or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

10    PRORATIONS.

10.1  Prorations.

      10.1.1 Expenses. Taxes, assessments, improvement bonds, service or other contract fees, utility costs (including, without limitation, water and sewer use charges), and other expenses affecting the Property shall be prorated between Buyer and Seller as of the Closing Date to the extent due and payable for any period prior to the Closing. All non-delinquent real estate taxes or assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all taxes, including all supplemental taxes, allocable to the period prior to the Closing and Buyer shall


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              bear all taxes, including all supplemental taxes, allocable to the period after the Closing.

      10.1.2 Adjustments. If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the period prior to the Closing and Buyer shall bear all expenses allocable to the period from and after the Closing.

      10.1.3 Tax Appeals. With respect to any property tax appeals or reassessments filed by Seller for tax years prior to the year in which the Closing occurs, Seller shall be entitled to the full amount of any refund or rebate resulting therefrom, and with respect to any property tax appeals or reassessments filed by Seller for the tax year in which the Closing occurs, Seller and Buyer shall share the amount of any rebate or refund resulting therefrom (after first paying to Seller all costs and expenses incurred by Seller in pursuing such appeal or reassessment) in proportion to their respective periods of ownership of the Property for such tax year;

      10.1.4 Generally. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, after 12:01 a.m. (Boston, Massachusetts time) on the Closing Date. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year. The provisions of this Section 10 shall survive the Closing for a period of 1 year.

10.2 Preliminary Closing Statement. 10 days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "Preliminary Closing Statement") based on an income expense statement prepared by Seller, approved by Buyer, and delivered to Escrow Agent prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this
      Section 10 and (ii) the Closing Costs allocable to each of the parties pursuant to Section 8.2 hereof. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the "Closing Statement").

11    ESCROW.

11.1 Opening of Escrow. Promptly following the Execution Date, Buyer and Seller shall each cause a purchase and sale escrow ("Escrow") to be opened with Escrow Agent by delivery to Escrow Agent of 2 duplicate partially executed originals of this Agreement executed by Seller and Buyer. Upon receipt of such partially executed originals of this


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      Agreement, Escrow Agent shall form 2 duplicate original counterparts of this Agreement and telephonically confirm to Buyer and Seller the date upon which Escrow is opened (the "Opening of Escrow"). On or immediately after the Opening of Escrow, Escrow Agent shall (a) confirm the same by executing and dating the 3 duplicate original counterparts of this Agreement in the space provided for Escrow Agent, and (b) deliver a fully executed original of this Agreement to each of Seller and Buyer.

11.2 Escrow Instructions. This Agreement shall constitute escrow instructions to Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein-provided. The parties hereto shall execute such additional escrow instructions, not inconsistent with this Agreement as determined by counsel for Buyer and Seller, as Escrow Agent shall deem reasonably necessary for its protection, if any (as may be modified by and mutually acceptable to Buyer, Seller and Escrow Agent). In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

11.3 Actions by Escrow Agent. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement (including the balance of the Purchase Price pursuant to Section 2 hereof and each parties share of prorations and Closing Costs) and Title Company is unconditionally and irrevocably committed to issue the Owner's Title Policy concurrently with the Closing, Escrow Agent shall, in the order and manner herein below indicated take the following actions:

      11.3.1 Recording. Following Title Company's acknowledgment that it is prepared and irrevocably committed to issue the Owner's Title Policy to Buyer, cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

      11.3.2 Funds. Upon receipt of confirmation of the recordation of the Deed and such other documents as were recorded pursuant to Section
              11.3.1 above, disburse all funds deposited with it by Buyer as follows:

                  (a) Pursuant to the Closing Statement (as defined in Section
            10.2 herein), retain for Escrow Agent's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

                  (b) Disburse to Seller an amount equal to the Purchase Price, less or plus the net debit or credit to Seller by reason of the prorations and allocation of Closing Costs provided for in Sections 10 and 8.2. Seller's portion (as provided


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            in Section 8.2) of the escrow fees, title fees and other Closing
            Costs shall be paid pursuant to clause (a) above; and

                  (c) Disburse to Buyer any remaining funds in the possession of
            Escrow Agent after payments pursuant to clauses (a) and (b) above have been completed.

      11.3.3 Owner's Title Policy. Cause Title Company to issue the Owner's Title Policy to Buyer.

      11.3.4 Delivery of Documents. Deliver to Buyer and Seller one original of each of all documents deposited into Escrow, other than the Deed and any other recorded documents.

11.4 Conflicting Demands. Upon receipt of a written demand for the Deposit (a "Deposit Demand") by Seller or Buyer (the "demanding party"), Escrow Agent shall promptly send a copy of such Deposit Demand to the other party (the "non-demanding party"). Except in connection with the delivery of a Due Diligence Termination Notice (in which event the Deposit shall be immediately returned to Buyer), Escrow Agent shall hold the Deposit for 5 Business days from the date of delivery by Escrow Agent of the Deposit Demand to the non-demanding party ("Objection Period") or until Escrow Agent receives a confirming instruction from the non-demanding party. In the event the non-demanding party delivers to Escrow Agent written objection to the release of the Deposit to the demanding party (an "Objection Notice") within the Objection Period (which Objection Notice shall set forth the basis under this Agreement for objecting to the release of the Deposit), Escrow Agent shall promptly send a copy of the Objection Notice to the demanding party. In the event of any dispute between the parties regarding the release of the Deposit, Escrow Agent, in its good faith business judgment, may disregard all inconsistent instructions received from either party and may either (a) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of such mutual resolution in writing by both Seller and Buyer, or Escrow Agent is otherwise instructed by a final non-appealable judgment of a court of competent jurisdiction, or (b) deposit the Deposit with a court of competent jurisdiction by an action of interpleader (whereupon Escrow Agent shall be released and relieved of any further liability or obligations hereunder from and after the date of such deposit). In the event Escrow Agent shall in good faith be uncertain as to its duties or obligations hereunder or shall receive conflicting instructions, claims or demands from the parties hereto (expressly excluding however a conflicting demand given by Seller after Buyer has delivered a Due Diligence Termination Notice and demand for the Deposit), Escrow Agent shall promptly notify both parties in writing and thereafter Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than to keep safely the Deposit until Escrow Agent shall receive a joint instruction from both parties clarifying Escrow Agent's uncertainty or resolving such conflicting instructions, claims or demands, or until a final non-appealable judgment of a court of competent jurisdiction instructs Escrow Agent to act.


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11.5  Real Estate Reporting Person. Escrow Agent is designated the "real estate reporting person" for purposes of section 6045 of title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

11.6 Destruction of Documents; Survival. Escrow Agent is hereby authorized to destroy or otherwise dispose of any and all documents, papers, instructions and other material concerning the Escrow at the expiration of 6 years from the later of (a) the Closing, (b) the final disbursement of any funds maintained in Escrow after the Closing, or (c) the final release of the Deposit following the termination of this Agreement. The provisions of this Section 11 shall survive the Closing or earlier termination of this Agreement until Escrow Agent's duties and obligations hereunder are fully and finally discharged.

12    RISK OF LOSS.

12.1 Condemnation. If, prior to the Closing Date, all or any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement by delivering written notice to Seller not later than 15 days after delivery of such notice from Seller. Upon such termination, Escrow Agent shall immediately return the Deposit to Buyer, the parties shall equally share the Cancellation Charges, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer does not elect to terminate this Agreement, Seller shall not compromise, settle or adjust any award without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion). At the Closing, Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep all awards for such taking or pending or contemplated taking.

12.2 Casualty. If, prior to Closing any part of the Property is damaged or destroyed, Seller shall immediately notify Buyer of such fact. If such damage or destruction is a Material Casualty (as hereinafter defined), Buyer shall have the option to terminate this Agreement by delivering written notice to Seller not later than 30 days after delivery of any such notice from Seller. As used herein "Material Casualty" shall mean any damage or destruction which results in either (i) the cost of repairing such damage or destruction being equal to or greater than $500,000, as reasonably determined by Buyer, or (ii) the amount of time required to repair such damage or destruction being equal to or greater than 30 days, as reasonably determined by Buyer. If Buyer does not elect to terminate this Agreement or if a non-Material Casualty shall occur, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Buyer's sole option and cost), plus Seller shall pay over to Buyer an amount equal to the deductible amount with respect to the insurance or uninsured amount and


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

      the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement or if a non-Material Casualty shall occur, Buyer shall have the right to participate in any adjustment of the insurance claim and Seller shall not compromise, settle or adjust any such claim without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion).

13    DEFAULT.

13.1 Default by Buyer. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT (INCLUDING INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT. IN THE EVENT ESCROW FAILS TO CLOSE SOLELY AS A RESULT OF BUYER'S DEFAULT AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, THEN (1) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (2) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, AND (3) ESCROW AGENT SHALL DELIVER THE DEPOSIT (INCLUDING INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT TO SELLER PURSUANT TO SELLER'S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

13.2 Default by Seller. In the event of any breach or default by Seller, then Buyer shall be entitled to pursue any remedy available to Buyer hereunder, at law or in equity, including, without limitation, the specific performance of this Agreement.

14    BROKERS.

      Seller and Buyer each hereby represent, warrant to and covenant to each other that it has not dealt with any third party (other than CB Richard Ellis/Whittier Partners) ("Brokers") in a manner which would obligate the other to pay any brokerage commission, finder's fee or other


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

compensation due or payable with respect to the transaction contemplated hereby other than a commission to be paid to Brokers pursuant to a separate agreement, which shall be paid by Seller only upon the Closing of the purchase and sale contemplated hereby. Seller hereby indemnifies and agrees to protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, charges and disbursements) incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section 14. Buyer hereby indemnifies and agrees to protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section
14. The provisions of this Section 14 shall survive the Closing or earlier termination of this Agreement.

15    CONFIDENTIALITY.

15.1 Buyer. Buyer agrees that until the Closing, except as otherwise provided herein or required by law and except for the exercise by Buyer of any remedy hereunder, Buyer shall (a) keep confidential the pendency of this transaction and the documents and information supplied by Seller to Buyer,
      (b) disclose such information only to Buyer's agents, employees, contractors, consultants or attorneys, as well as lenders (if any), investment bankers, venture capital groups, investors, title company personnel and tenants, with a need to know in connection with Buyer's review and consideration of the Property, provided that Buyer shall inform all persons receiving such information from Buyer of the confidentiality requirement and (to the extent within Buyer's control) cause such confidence to be maintained, and (c) upon the termination of this Agreement prior to the Closing, return to Seller promptly upon request all copies of documents and materials supplied by Seller. Disclosure of information by Buyer shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Buyer or its agents, employees, contractors, consultants or attorneys.

15.2 Seller. Seller agrees that both prior to and after the Closing, except as otherwise provided herein or required by law, and except for the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Buyer, the terms and conditions contained in the Agreement and the identity of Buyer and the relationship between Buyer and the entity to which Buyer may assign this Agreement or which Buyer designates as the party to whom Seller shall convey the Property at the Closing, and (b) disclose such information only to Seller's agents, employees, contractors, consultants or attorneys, as well as tenants and title company personnel, with a need to know such information in connection with effecting this transaction, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller's control) cause such confidence to be maintained. Disclosure of the pendency of this transaction by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction


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

      or from sources other than Seller or its agents, employees, contractors, consultants or attorneys.

16    MISCELLANEOUS PROVISIONS.

16.1 Governing Law and Jurisdiction. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of law. In the event that legal proceedings are initiated in connection with this Agreement, Seller and Buyer consent to exclusive personal jurisdiction by any court of the Commonwealth of Massachusetts or any court of the United States of America within the Commonwealth of Massachusetts.

16.2 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party or by the other party's Broker in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. Without limiting the foregoing, upon the execution of this Agreement, that certain Letter of Intent dated as of October 18, 1999, as amended, between Buyer and Seller, shall terminate and be of no further force or effect.

16.3 Modifications: Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

16.4 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by reputable overnight delivery service or by facsimile transmission (with in the case of a facsimile transmission, confirmation by reputable overnight delivery service) to each of the parties at the following addresses:

      To Buyer:              c/o Alexandria Real Estate Equities, Inc.
                             135 N. Los Robles Ave.
                             Suite 250
                             Pasadena, California 91101
                             Attention: General Counsel
                                        Re: 500 Arsenal Street
                             Telephone: (626) 578-0777
                             Facsimile: (626) 578-0770


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

      With A Copy To:        Mayer, Brown & Platt
                             350 South Grand Avenue
                             25th Floor
                             Los Angeles, California 90071
                             Attention: Todd Evan Stark, Esq.
                             Telephone: (213) 229-9500
                             Facsimile: (213) 625-0248

      To Seller:             c/o GSI Lumonics, Inc.
                             1650 N. Voyager Avenue
                             Simi Valley, California 93063
                             Attention: Thomas R. Swain
                             Telephone: (805) 522-8439
                             Facsimile: (805) 578-5296

      With A Copy To:        Hanify & King
                             1 Federal Street
                             Boston, Massachusetts 02110
                             Attention: Barbara W. Pfirrman, Esq.
                             Telephone: (617) 423-0400
                             Facsimile: (617) 423-0498

      To Escrow Agent:       Chicago Title Insurance Company
                             700 South Flower Street
                             Suite 900
                             Los Angeles, California 90017
                             Attention: Maggie Watson
                             Telephone: (213) 488-4337
                             Facsimile: (213) 488-4388

      or to such other address or such other person as the addressee party shall have last designated by written notice to the other party. Notices given by facsimile transmission shall be deemed to be delivered as of the date and time when transmission and receipt of such facsimile is confirmed; and all other Notices shall have been deemed to have been delivered on the date of delivery or refusal.

16.5  Expenses. Subject to the allocation of Closing Costs provided in Section
      8.2 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.


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

16.6  Assignment.

      16.6.1 Seller's Right to Assign. Seller shall not have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law.

      16.6.2 Buyer's Right to Assign. Upon delivery of written notice to Seller and Escrow Agent, Buyer shall have the right, power, and authority to assign this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, to any affiliate of Buyer. Upon such assignment and the consummation of the transaction contemplated by this Agreement, Buyer shall be relieved of all obligations under this Agreement and the Escrow. Buyer shall have the right, power, and authority to assign this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, to any person or entity other than an affiliate of Buyer, with Seller's prior written consent (which consent shall not be unreasonably withheld or delayed). Upon such assignment, Buyer shall be relieved of all obligations under this Agreement and the Escrow.

16.7 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

16.8 Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 16.6 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

16.9 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

16.10 Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

16.11 Time of the Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.


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

16.12 Further Assistance. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

16.13 Number and Gender. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

16.14 Construction. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

16.15 Post-Closing Access to Records. Upon receipt by Seller of Buyer's reasonable written request at anytime and from time to time within a period of 1 year after the Closing, Seller shall make available (or cause its Manager or asset manager, as applicable, to make available) to Buyer and its accountants and designees, for inspection and copying during normal business hours and at Buyer's sole cost and expense, (i) all accounting records relating to the Property for the calendar year period ended December 31, 1999 and for the period from January 1, 2000 through the Closing Date, including, without limitation, all general ledgers, cash receipts, canceled checks and other accounting documents or information reasonably requested by Buyer and related to the Property, and (ii) all other records related to the Property, in either case whether in the possession or control of Seller or Seller's Manager, asset manager or other agent.

16.16 Exhibits. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

16.17 Attorneys' Fees. If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.


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

16.18 Business Days. As used herein, the term "Business Day" shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday under the laws of the Commonwealth of Massachusetts or State of California, the date for performance thereof shall be extended to the next Business Day.

                         [Remainder of page intentionally blank.]


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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BUYER:                              ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                                    a Maryland corporation

Execution Date: February 29, 2000   By: /s/ Lynn Anne Shapiro
                                        -------------------------------
                                        Name: LYNN ANNE SHAPIRO
                                              -------------------------
                                        Its:  GENERAL COUNSEL
                                              -------------------------

SELLER:                             GENERAL SCANNING INC.,
                                    a Massachusetts corporation

Execution Date: February 21, 2000   By: /s/ Desmond J. Bradley
                                        -------------------------------
                                        Name: DESMOND J. BRADLEY
                                              -------------------------
                                        Its:  VICE PRESIDENT
                                              -------------------------

ESCROW AGENT:

The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.

CHICAGO TITLE INSURANCE COMPANY         Date: February__, 2000

SEE ATTACHED ESCROW LETTER


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                                      S-1             (C) Alexandria Real Estate
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

                                    EXHIBIT A


The land in Watertown, Middlesex County, Massachusetts, being Parcel A and Parcel C on a plan entitled Plan of Land in Watertown, Mass., dated April 1, 1977, Bradford, Saivetz & Assoc. Inc., Engineers-Architects, recorded with Middlesex South District Deeds, Book 13181, Page 435.

Parcel C contains .32 acres and Parcel A contains 4.95 acres, according to said Plan. Together with the right to pass and repass over Parcel B on the aforesaid Plan and together with and subject to rights in the forty (40) foot private way shown on the aforesaid Plan as Birch Street, all as set forth in deed of Parcel B, dated April 14, 1977, recorded Middlesex South District Deeds, Book 13181, Page 435.

270836

                                    EXHIBIT B

                            INTENTIONALLY LEFT BLANK



                                                            [500 Arsenal Street]
                                       B-1            (C) Alexandria Real Estate
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

                                   EXHIBIT C-1

                           PERSONAL PROPERTY INVENTORY

All tangible personal property, fixtures (including blinds and window treatments, doors and door hardware, security and alarm systems, drinking fountains, picnic tables, sinks and countertops, and all heating, ventilation and air conditioning equipment (including the wall mounted air conditioner in the facilities office, the 2nd floor air conditioning units, and the wall mounted air conditioner in the telephone room) but expressly excluding the chiller located on the pad outside the rear of the building, the wall mounted air conditioner located in the computer room and hoods and venting systems designed to fit specific production or manufacturing equipment (provided, however, (a) all portions of such venting systems inside ceilings and walls shall be left in place from exterior connection closest to such ceilings and walls, and (b) the hood in the 2nd floor wet lab is not so excluded), equipment and supplies owned by Seller and located on or about the Land or the Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof (expressly excluding, however, the Excluded Property listed in Exhibit C-2).


                                                            [500 Arsenal Street]
                                     C-1-1            (C) Alexandria Real Estate
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

                                   EXHIBIT C-2

                                EXCLUDED PROPERTY

The Excluded Property shall mean all of the following described personal property, furniture, equipment and supplies:

1. All compressed air dryers including the compressed air dryers located in the machine shop;

2. All wire caging and stock racking in the warehouse portion of the Improvements (except the mezzanine in the warehouse and the wire cage tool crib and storage areas in the warehouse, which are being sold to Buyer as fixtures to the Improvements and are to remain at the Property);

3.    the vacuum system and motor located in the machine shop;

4. All compressors (including 3 10-horsepower compressors with dryers and storage tanks located in the 1st floor electrical room) but expressly excluding

      a. the 10-horsepower compressor located in the warehouse portion of the Improvements;

      b. the small compressor for 2nd floor air conditioning units located in the 1st floor electrical room; and

      c. the 5-horsepower compressor located in the 1st floor electrical room, all of which are being sold to Buyer as fixtures to the Improvements and are to remain at the Property.

5.    the chiller located on the pad outside the rear of the building;

6. all trash compactors (which are not owned by Seller but are rented and will be removed from the Property without damage to the Property on or before the Closing);

7. all reverse osmosis hot/cold water dispensers (which are not owned by Seller but are rented and will be removed from the Property without damage to the Property on or before the Closing);

8. all vending and coffee machines (which are not owned by Seller but are rented and will be removed from the Property without damage to the Property on or before the Closing);

9. all mailboxes (including the mailboxes located in the front lobby) but expressly excluding any exterior mail boxes or mail slots in doors (which are being sold to Buyer as fixtures to the Improvements and are to remain at the Property);


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

10.   the wall mounted air conditioner located in the computer room;

11. all hoods and venting systems designed to fit specific production or manufacturing equipment (provided, however, (a) all portions of such venting systems inside ceilings and walls shall be left in place from exterior connection closest to such ceilings and walls, (b) the hood in the 2nd floor wet lab, (c) all copper air drops and pvc vacuum lines, and
      (d) the built-in vent hoods in the potting area are not part of the Excluded Property and are not being removed by Seller);

12.   All air regulators;

13.   All silk plants in the lobby;

14.   the display case in the lobby;

15.   the PBX system;

16. all production and operation equipment specifically associated with the printed circuit board manufacturing operation (including the smog hog, transformers, vacuum systems and hoods);

17. all chairs, desks, non-built in cabinets, credenzas, tables, couches, non-built in book cases and shelving, partitions, equipments stands, moveable lamps, and other furniture and office equipment);

18. all manufacturing equipment and accessories used in Seller's business and not specifically listed as part of the Personal Property;

19. All supplies located at the Property other than miscellaneous supplies of the existing building finish materials available to repair or replace existing finishes of the Improvements (including ceiling tiles, floor tiles, paint, carpet and other similar finish materials); and

20.   All artwork at the Improvements other than the artwork in the lobby.


                                                            [500 Arsenal Street]
                                     C-2-2            (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT D

                               ALLOCATION SCHEDULE

Item                                          Allocation
----                                          ----------

Real Property                                  100%
Personal Property                                0%
Intangible Property                              0%


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

                                    EXHIBIT E

                               PROPERTY DOCUMENTS

--------------------------------------------------------------------------------
No.    Item                                                           Delivered
--------------------------------------------------------------------------------
1.     Lease Information                                              None
--------------------------------------------------------------------------------
       a.     An updated current rent roll for the Property.          N/A
--------------------------------------------------------------------------------
       b.     Copies of all Tenant Leases for the Property
              including any occupancy agreement for the Printed
              Circuit Board Division
--------------------------------------------------------------------------------
       c.     A list of all tenant security deposits and              None
              prepayments (if any) related to the Tenant Leases
              held by or on behalf of Seller
--------------------------------------------------------------------------------
       d.     CAM Reconciliation Records for prior year and           None
              current year to date
--------------------------------------------------------------------------------
       e.     List of Tenant Fixtures                                 None
--------------------------------------------------------------------------------
2.     Other Property Information
--------------------------------------------------------------------------------
       a.     All documentation evidencing the ownership the
              Personal Property described in Exhibit C-1 attached
              hereto (specifically excluding the Excluded Property
              described in Exhibit C-2)
--------------------------------------------------------------------------------
       b.     All documents evidencing the Intangible Property in
              Seller's possession or, with respect to such items
              not available in the public records, in the
              possession or control of Seller's agents, auditors,
              independent contractors or representatives and that
              Seller can, with diligent efforts, obtain possession
              of after due inquiry and/or investigation.
--------------------------------------------------------------------------------
       c.     Copies of all outstanding labor, service, equipment,
              supply, management, maintenance, concession,
              utility, construction and operating contracts, and
              any amendments thereto to which Seller is a party
              (collectively, the "Service Contracts")
--------------------------------------------------------------------------------
       d.     Property Sales Contracts (prior purchase and sales
              agreements with surviving representations,
              warranties, indemnities or preferential rights to
              purchase or lease, first right of negotiation or
              refusal regarding the same or other option rights)
--------------------------------------------------------------------------------
       e.     Copies of any Ground Leases and amendments thereto      None
--------------------------------------------------------------------------------
       f.     Copies of existing Loan Documents, if assumption        None
              contemplated
--------------------------------------------------------------------------------
       g.     Copies of all Approvals in Seller's possession or,
              with respect to such items not available in the
              public records, in the possession or control of
              Seller's agents, auditors, independent contractors
              or representatives and that Seller can, with
              diligent efforts, obtain possession of after due
              inquiry and/or investigation.
--------------------------------------------------------------------------------
       h.     Property Association Documents: including
              Conditions, Covenants and Restrictions, Association
              Articles of Incorporation and Bylaws, Financial
              Statements, Budgets and Information on Reserves,
              Reciprocal Easement Agreements
--------------------------------------------------------------------------------

                                                            [500 Arsenal Street]
                                      E-1             (C) Alexandria Real Estate
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

--------------------------------------------------------------------------------
No.   Item                                                          Delivered
--------------------------------------------------------------------------------
      i     Capital Improvement and Preventative Maintenance
            Program for the improvements
--------------------------------------------------------------------------------
3.    Drawings and Specifications, Maps, Plans and Photographs
--------------------------------------------------------------------------------
      a.    All as-built plans and specifications, site plans,
            aerial photographs, floor plans, CAD drawing and
            other similar maps, plans and drawings.
--------------------------------------------------------------------------------
      b.    American Land Title Association (ALTA) Survey
            sufficient to obtain extended coverage Owner's Policy
            of Title Insurance
--------------------------------------------------------------------------------
4.    Financial Information
--------------------------------------------------------------------------------
      a.    Year end and monthly operating statements for the
            Property, if any, and Income and expense statements
            for the Property for 1998 and 1999, and for the
            period from January 1, 2000 through the Execution
            Date, if they exist.
--------------------------------------------------------------------------------
      b.    Monthly general ledgers for 1999 and for the period     N/A
            from January 1, 2000 through the Execution Date.
--------------------------------------------------------------------------------
      c.    A budget for the Property for calendar year 2000, if
            it exists.
--------------------------------------------------------------------------------
      d.    A copy of the tax bill issued for the prior 3 years
            for real estate taxes
--------------------------------------------------------------------------------
      e.    Expense Records: including invoice receipts and
            disbursements for the Property for 1998 and 1999 and
            for the period from January 1, 2000 through the
            Execution Date (including any property expenses to be
            paid prior to the Closing)
--------------------------------------------------------------------------------
      f.    Accounts Receivable and Payable Records: including      None
            current and breakdown of over 30, 60 and 90 days
--------------------------------------------------------------------------------
      g.    Bank Statements and check registers for all Property    None
            operating accounts: for 1999 and for the period from
            January 1, 2000 through the Execution Date.
--------------------------------------------------------------------------------
      h.    Most recent audited financial statements, if audited    None
            within last two years
--------------------------------------------------------------------------------
      i.    Appraisals
--------------------------------------------------------------------------------
5.    Insurance Information
--------------------------------------------------------------------------------
      a.    Statement of insurance coverage and premiums by
            policy type, and evidence of insurance
--------------------------------------------------------------------------------
      b.    Copies of all pending insurance claims and
            insurance-related litigation documents
--------------------------------------------------------------------------------


                                                            [500 Arsenal Street]
                                       E2             (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

--------------------------------------------------------------------------------
No.   Item                                                          Delivered
--------------------------------------------------------------------------------
6.    Governmental Documents
--------------------------------------------------------------------------------
      a.    Development Agreements in Seller's possession or,
            with respect to such items not available in the
            public records, in the possession or control of
            Seller's agents, auditors, independent contractors or representatives and that Seller can, with diligent efforts, obtain possession of after due inquiry
            and/or investigation.
--------------------------------------------------------------------------------
      b.    Building Permits in Seller's possession or, with
            respect to such items not available in the public
            records, in the possession or control of Seller's
            agents, auditors, independent contractors or
            representatives and that Seller can, with diligent
            efforts, obtain possession of after due inquiry
            and/or investigation.
--------------------------------------------------------------------------------
      c.    Certificates of Occupancy/Completion in Seller's
            possession or, with respect to such items not
            available in the public records, in the possession or
            control of Seller's agents, auditors, independent
            contractors or representatives and that Seller can,
            with diligent efforts, obtain possession of after due
            inquiry and/or investigation.
--------------------------------------------------------------------------------
      d.    Variances in Seller's possession or, with respect to
            such items not available in the public records, in
            the possession or control of Seller's agents,
            auditors, independent contractors or representatives
            and that Seller can, with diligent efforts, obtain
            possession of after due inquiry and/or investigation.
--------------------------------------------------------------------------------
      e.    Special or Conditional Use Permits for Building in
            Seller's possession or, with respect to such items
            not available in the public records, in the
            possession or control of Seller's agents, auditors,
            independent contractors or representatives and that
            Seller can, with diligent efforts, obtain possession
            of after due inquiry and/or investigation.
--------------------------------------------------------------------------------
      f.    Special Agreements with Utilities and Districts in
            Seller's possession or, with respect to such items
            not available in the public records, in the
            possession or control of Seller's agents, auditors,
            independent contractors or representatives and that
            Seller can, with diligent efforts, obtain possession
            of after due inquiry and/or investigation.
--------------------------------------------------------------------------------
      g.    Environmental Impact Reports (EIR) in Seller's
            possession or, with respect to such items not
            available in the public records, in the possession or
            control of Seller's agents, auditors, independent
            contractors or representatives and that Seller can,
            with diligent efforts, obtain possession of after due
            inquiry and/or investigation.
--------------------------------------------------------------------------------
      h.    Negative declarations in Seller's possession or, with
            respect to such items not available in the public
            records, in the possession or control of Seller's
            agents, auditors, independent contractors or
            representatives and that Seller can, with diligent
            efforts, obtain possession of after due inquiry
            and/or investigation.
--------------------------------------------------------------------------------
      i     Other zoning, entitlements and developments rights
            agreements and information in Seller's possession or,
            with respect to such items not available in the
            public records, in the possession or control of
            Seller's agents, auditors, independent contractors or representatives and that Seller can, with diligent efforts, obtain possession of after due inquiry
            and/or investigation.
--------------------------------------------------------------------------------


                                                            [500 Arsenal Street]
                                       E3             (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT F

                            INTENTIONALLY LEFT BLANK


                                                            [500 Arsenal Street]
                                       F-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT G

                             PROPERTY QUESTIONNAIRE

                                    Attached.


                                                            [500 Arsenal Street]
                                       G-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                      ALEXANDRIA REAL ESTATE EQUITIES, INC.

                             PROPERTY QUESTIONNAIRE

Name of Property: 500 Arsenal Street, Watertown, Massachusetts (the "Property")

--------------------------------------------------------------------------------
      THIS QUESTIONNAIRE SHOULD BE COMPLETED BY THE PROPERTY MANAGER OR
      THE MOST SENIOR MANAGEMENT PERSON OF THE COMPANY THAT IS FAMILIAR
      WITH THE DETAILS OF THE PROPERTY AND ITS OPERATION.
--------------------------------------------------------------------------------

1. Which of the following best describes the Property? (Check more than one box if applicable.)

|_|   Scientific research and development laboratory facility
|_|   Assembly, distribution, pilot plant, or full-scale manufacturing facility
|_|   Headquarters or administrative offices
|_|   Build-to-suit or retrofit project
|_|   Warehouse facility
|_|   Raw land
|_|   Other (please describe):

2.    How many different tenants currently lease space at the Property?

|_|   0-5
|_|   6-10
|_|   11-15
|_|   More than 15

3. a. Does any lease in connection with the Property provide for any rental payments based upon the net income or profits of the tenant(1) or that are contingent in any respect, other than rental payments that vary (i) as a

----------
(1) Responses to any questions about leases or tenants should take into account, where applicable, any subleases and sub-tenants.

      percentage or percentages of the tenant's gross receipts or sales, or (ii) because of "escalation clauses"? If yes, please explain.

      |_| YES      |_| NO

      Explain:

      b. Do the terms of any lease contain "escalation clauses" other than standard escalation provisions requiring adjustments in the amount of rent due based upon changes in the consumer price index or in the costs of the Owner for insurance, property taxes or maintenance expenses? If yes, please list all such items that would potentially require any adjustment under any escalation clause.

      |_| YES      |_| NO

      List:

      c. In connection with the lease of the Property, is any tenant entitled to receive any economic incentives (e.g., "free" or reduced rent, tenant improvement allowances, etc.)? If yes, please explain.

      |_| YES      |_| NO

      Explain:

      d. Are the terms of all lease payments and formulas typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market, and do these provisions conform with normal business practice? If no, please explain which provisions are not typical or customary, or do not conform with normal business practice.

      |_| YES      |_| NO

      Explain:

      e. Which of the following best describes the percentage of the leases that are "triple net"?

      |_| ALL    |_| MOST    |_| SOME   |_| NONE

4. a. Is the percentage of the total rent attributable to personal property more than 15 percent of the total rent from any lease?

      |_| YES      |_| NO

      b. Are any temperature-controlled or other specialized rooms located at the Property (e.g., "cold rooms", "warm rooms", or "clean rooms")? If yes, please list the approximate number of such items located in each unit and/or floor.

      |_| YES      |_| NO

      List:

      c. Do any of the units at the Property contain any individual air conditioning, heating, refrigeration, or freezer units that are owned or leased by the

      Owner, other than centralized HVAC or any specialized rooms described in question 4(b)? If yes, please describe.

      |_| YES      |_| NO

      Explain:

      d. Do any of the units at the Property contain any movable lab benches or tables, furniture (e.g., desks, chairs or lamps), laboratory equipment (e.g., microscopes, centrifuges or glassware), boilers, air compressors, deionizing apparatus, reverse osmosis apparatus, vacuum pumps, glassware washers, oven dryers, animal washers, animal caging, incinerators, or other significant items of specialized equipment that is owned or leased by the Owner? If yes, please attach a list of such items (if available).

      |_| YES      |_| NO

5. a. Does any entity other than the Owner manage the Property or any portion of the Property (the "Manager")? If yes, please identify the Manager:

      |_| YES      |_| NO

      Name of Manager: ____________________________

      b. If the answer to question 5(a) is yes, are there any arrangements pursuant to which the Manager refunds, rebates or otherwise provides any credit with respect to its fee relating to the Property? If yes, please explain.

      |_| YES      |_| NO      |_| N/A

      Explain:

      c. Does the Owner employ any on-site personnel at the Property? If yes, please name such person(s) and describe their general duties.

      |_| YES      |_| NO

      Explain:

 6. a. Are all services provided to tenants of the Property by the Owner or the Manager (if applicable) typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market? If no, please describe which services or arrangements are not typical and customary.

      |_| YES      |_| NO

      Explain:

      b. Are you aware of any other services provided to tenants by any person hired by the Owner or the Manager that are not typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market? If yes, please explain.

      |_| YES      |_| NO

      Explain:

7. a. Are there any arrangements for the Owner or the Manager to provide architectural, construction or engineering services to any tenant at the Property (e.g., "building-out" the Property as part of lease inducements)?

      |_| YES      |_| NO

IF THE ANSWER TO QUESTION 7(a) IS NO, PLEASE SKIP TO QUESTION 8; OTHERWISE, PLEASE ANSWER QUESTIONS 7(b) THROUGH 7(d).

      b. Are such arrangements only provided as an inducement to the tenant to enter into or extend a lease?

      |_| YES      |_| NO

      c. Are such arrangements typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market? If no, please explain which arrangements are not typical and customary.

      |_| YES      |_| NO

      Explain:

      d. Does the Owner or the Manager expect to derive any income (e.g., development fees) from such arrangements? If yes, please describe.

      |_| YES      |_| NO

      Explain:

      e. Do any such arrangements provide for the purchase, funding, or installation by the Owner of any significant items of property which could be deemed to constitute "personal property"? If yes, please describe any such items of property.

      |_| YES      |_| NO

      Explain:

8. a. Please check any utility services that the Owner or the Manager directly or indirectly plays any role in providing to tenants at the
      Property:

      |_| Electric        |_| Gas     |_| Water       |_| Telephone
      |_| Heat/Air cond.  |_| Sewage  |_| Facsimile   |_| Cable TV
      |_| Other: (Please list) _________________________________________
      __________________________________________________________________

      b. Are all such utility services typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market? If no, please list any utility services that are not typical and customary.

      |_| YES      |_| NO      |_| N/A

      List:

      c. Are tenants charged, either as a separate recoverable amount or as part of common area maintenance costs, for all such utility services? If no, please explain which services are provided at no charge and whether this is a typical and customary practice for properties of a quality and character similar to the Property that are located in the same geographic market.

      |_| YES      |_| NO

      Explain:

      d. Are individual units separately metered to measure utility usage, with tenants charged by the Owner or the Manager, as appropriate, in proportion to usage? If no, please briefly explain how charges for utilities are determined and allocated among the various tenants (e.g., pro-rata based on square footage, etc.).

      |_| YES      |_| NO      |_| N/A

      Explain:

      e. If any tenant is charged by the Owner or the Manager for any utility service, is the tenant billed without any fee, income, profit or other markup over the cost? If no, please explain.

      |_| YES      |_| NO      |_| N/A

      Explain:

      f. Does the Owner or the Manager derive any income from any utility provider at the Property? If yes, please explain.

      |_| YES      |_| NO      |_| N/A

      Explain:

9. a. Are pay telephones and vending (e.g., soda, cigarette, candy, etc.) machines provided at the Property by the Owner, by the Manager, or by third-party suppliers? (Check more than one response if appropriate.)

      |_| OWNER   |_| MANAGER   |_| THIRD PARTY   |_| N/A

      b. If pay telephones or vending machines are provided or operated by a third-party supplier, does that person pay the Owner or the Manager any rent, fee, or any other amount?

      |_| YES      |_| NO      |_| N/A

      c. If the answer to question 9(b) is yes, is such amount fixed or based upon a percentage of gross receipts? If it is not fixed or based upon a percentage of gross receipts, please explain.

      |_| YES      |_| NO      |_| N/A

      Explain:

10. a. Please check any of the following that describes the parking provided at or with respect to the Property. (Check more than one box if applicable.)

      |_| Open lot / no gated entry
      |_| Open lot / gated entry
      |_| Single level parking garage
      |_| Multi-tier parking garage
      |_| Specific spaces (or group of spaces) reserved or preferential parking for tenant(s) or their employees
      |_| Cashier/parking lot attendant on duty
      |_| Valet parking available
      |_| Security guard on duty

      b. Is all parking at or with respect to the Property available to tenants (or to their or employees or guests) without separate charge and only on an unreserved basis (i.e., no tenant is assigned particular space(s)), other than valet parking services (as described in response to question 11(c) below) or reserved parking for handicapped persons? If no, please explain the parking arrangements between the Owner and the tenants.

      |_| YES      |_| NO

      Explain:

      c. Are there any attendants or are any additional related services provided (e.g., valet parking, security, car wash)? If yes, please describe the functions of such person(s) and the nature of such services (including any services indicated in response to question 10(a)). In addition, please indicate whether any such services are typical and customary for properties of a similar character and quality as the Property that are located in the same geographic market.

      |_| YES      |_| NO

      Explain:

      d. For those persons who pay to park at the Property (including in connection with any valet parking services), please indicate the period of time, if any, for which their parking privileges are generally valid (e.g., hourly, daily, monthly, etc.).

      Duration: _____________________________

      e. Is there a person or entity (an "Operator") that either operates the parking facilities or provides related services (e.g., valet services)? If yes, please identify the Operator and attach any separate agreement evidencing those arrangements.

      |_| YES      |_| NO

      Operator(s): ________________________________

IF THE ANSWER TO QUESTION 10(e) IS NO, PLEASE SKIP TO QUESTION 11; OTHERWISE, PLEASE ANSWER QUESTIONS 10(f) THROUGH 10(h).

      f. Please briefly explain the manner in which each Operator is compensated for its role in providing parking (e.g., fixed fee, percentage of gross parking revenues, etc.).

      Explain:

      g. Does either of the Owner or the Manager bear any portion of any Operator's costs or expenses? If yes, please explain the arrangement.

      |_| YES      |_| NO

      Explain:

      h. Does either of the Owner or the Manager derive any income from the Operator or from any parking charges? If yes, please explain.

      |_| YES      |_| NO

      Explain:

11. Does the Owner or the Manager directly or indirectly play any role in providing security services to individual tenants? Answer no if the only involvement of these entities in providing security services is with respect to the Property as a whole or its common areas, and not for individual units or tenants.

      |_| YES      |_| NO

12. a. Does the Owner or the Manager directly or indirectly play any role in providing janitorial services to individual tenants? Answer no if the only involvement of these entities in providing janitorial services is with respect to the Property as a whole or its common areas, and not for individual units or tenants.

      |_| YES      |_| NO

IF THE ANSWER TO QUESTION 12(a) IS NO, PLEASE SKIP TO QUESTION 13; OTHERWISE, PLEASE ANSWER QUESTIONS 12(b) THROUGH 12(d).

      b. Is the provision of such service typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market? If no, please explain.

      |_| YES      |_| NO

      Explain:

      c. Does the Owner or the Manager bear any portion of the cost or expense of providing janitorial services to tenants? If yes, please explain.

      |_| YES      |_| NO

      Explain:

      d. Does the Owner or the Manager derive any income in connection with the janitorial services provided to tenants? If yes, please explain.

      |_| YES      |_| NO

      Explain:

      e. Are tenants directly or indirectly charged for any janitorial services provided at the Property? If yes, please briefly explain the manner in which these charges are determined (e.g., pro-rata based on relative square footage).

      |_| YES      |_| NO

      Explain:

13. a. Is the actual maintenance of the Property's common areas performed by employees of the Owner, the Manager, or an unrelated third-party? (Check more than one response if appropriate.)

      |_| OWNER        |_| MANAGER      |_| THIRD-PARTY

      b. Does the Owner or the Manager bear any portion of the cost of common area maintenance? If yes, please explain.

      |_| YES      |_| NO

      Explain:

      c. Are tenants charged for common area maintenance? If yes, please explain the manner in which these charges are determined (e.g., pro-rata based on relative square footage).

      |_| YES      |_| NO

      d. Are the services and arrangements with respect to the Property's common area maintenance typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market? If no, please explain.

      |_| YES      |_| NO

      Explain:

14. Are any tenants charged by the Owner or the Manager any fee or other amount that is not typically and customarily charged in connection with the rental of properties of a character and quality similar to the Property in the same geographic market?(2) If yes, please explain.

      |_| YES      |_| NO

      Explain:

15. a. Does the Owner or the Manager render any services to any tenant (or to employees of any tenant) other than as disclosed above in this questionnaire

----------
(2) Typical and customary fees might include, in some markets, late payment fees, subleasing fees, application fees, credit check fees, release fees, etc.

      (e.g., glassware cleaning, electron microscopy, animal care or storage, information services (e.g., Internet or LAN connections), telecommunication services (e.g., voice mail), day care, babysitters, food services, etc.)?

      |_| YES      |_| NO

      Explain:

      b. Are all of the services described in the response to question 15(a) above typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market? If no, please describe which services or amenities are not typical and customary.

      |_| YES      |_| NO     |_| N/A

      Explain:

      c. Does the Owner or the Manager directly or indirectly derive any income, bear any costs or expenses, or employ any persons in connection with any atypical or non-customary services indicated in the response to question 15(b) above? If yes, please explain.

      |_| YES      |_| NO     |_| N/A

      Explain:

16. Is any space at the Property leased to any non-commercial tenants (i.e., residential tenants)?

      |_| YES      |_| NO

17. a. Are any services rendered to any tenant by third-party suppliers hired by the Owner or the Manager, other than as previously disclosed in this questionnaire?

      |_| YES      |_| NO

      b. If the answer to question 17(a) above is yes, are all of those services typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market? If not, please describe which services are not typical and customary.

      |_| YES      |_| NO     |_| N/A

      Explain:

18. Does any of the Owner, an Affiliate or the Manager share in any income or compensation received by any third-party service provider with respect to the rendering of services to any tenant, other than as previously disclosed in this questionnaire? If yes, please explain the arrangements.

      |_| YES      |_| NO     |_| N/A

      Explain:

19. Does the Company or the Manager engage in any revenue-generating activities in connection with the Property not mentioned previously in this questionnaire (other than the rental of real property or the investment of excess cash)?

      |_| YES      |_| NO

      Explain:

20.   a. Does the Owner separately lease any storage space at the Property?

      |_| YES      |_| NO

      b. If the answer to question 19(a) is yes, is such storage space a temperature-controlled or other specialized room described in question 4(b) (e.g., freezer warehouse)?

      |_| YES      |_| NO

      Explain:


                                  ______________________________
                                  Name: ________________________
                                  Title: _______________________


Dated: __________ __, 2000        ______________________________
                                  Signature

                                    EXHIBIT H

                             SURVEYOR'S CERTIFICATE

To: Alexandria Real Estate Equities, Inc., a Maryland corporation, [ARE-_______, a _______________], and their successors and assigns, and Chicago Title Insurance Company.

This is to certify that this map or plat and the survey on which it is based were made on the date shown below of the premises described in Chicago Title Company's title commitment dated as of __________ ___, 1999, issued under Order No. ____________, (i) in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA, ACSM and NSPS in 1997, as defined therein, and includes Items 1, 2, 3, 4, 6, 7(a), 7(b), 7(c), 8, 9, 10, 11, 13, 14, 15 and 16 of Table A thereof and
(ii) pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this certification) of an Urban Survey, as defined therein. This survey was also made in accordance with the State of __________ Minimum Standards of Practice for Land Surveyors.

The subject property contains __________ square feet or ______ acres, is located in a zoning district classification of ______, and contains _____ regular parking spaces and _____ handicapped parking spaces, totaling _____ regular and handicapped parking spaces.

The survey correctly shows the zone designation of any area shown as being within a Special Flood Hazard Area according to current Federal Emergency Management Agency Maps which make up a part of the National Flood Insurance Administration Report; Community No. _______, Panel No. _____ dated _______ __, 1999.

The subject property has ingress and egress to and from ___________________ which is a paved, public right-of-way.

The street address of the subject property is _________________________________.

[Surveyor's Name]

By    _________________________________________    Date: _______________
      __________ Registered Land Surveyor No. ____________

Date of Survey:        _____________________
Date of Last Revision: _____________________


                                                            [500 Arsenal Street]
                                       H-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT I

                                 QUITCLAIM DEED

      GENERAL SCANNING INC., f/k/a GENERAL SCANNING, INC., a Massachusetts corporation having an address of 500 Arsenal Street, Watertown, Massachusetts ("Grantor"),

for consideration of Ten Million Three Hundred Fifty Thousand Dollars ($10,350,000.00) paid,

grants to ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation with an address of 135 N. Los Robles Avenue, Suite 250, Pasadena, California, 91101,
Attn: General Counsel, ("Grantee")

with QUITCLAIM COVENANTS,

the land in the City of Watertown, County of Middlesex, Commonwealth of Massachusetts known as and numbered 500 Arsenal Street, and more particularly described in Exhibit A attached hereto, together with (a) all buildings and other improvements and fixtures affixed or attached to or situated upon the land, and (b) all Grantor's right, title and interest, if any, in and to any easements, rights of way, reservations, privileges, appurtenances and other estates and rights of Grantor pertaining to the land (collectively, the "Property").

      The Property is conveyed subject to and with the benefit of all covenants, easements, agreements and other matters of record, insofar as the same are in force and applicable.

      Grantor represents that the Property does not constitute all or substantially all of the assets held by Grantor.

      Property Address: 500 Arsenal Street
                        Watertown, Massachusetts

      For Grantor's title see: Deed of BayBank Newton-Waltham Trust Company, dated May 25, 1977 and recorded with Middlesex County (Southern District) Registry of Deeds in Book 13458, Page 461.


                                       GRANTOR:

                                       GENERAL SCANNING INC.
                                       (f/k/a GENERAL SCANNING, INC.)


                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________

                          COMMONWEALTH OF MASSACHUSETTS

      ___________, ss.                        _____________, 2000

      Then personally appeared the above named __________________, _________________ of General Scanning Inc., and acknowledged the foregoing instrument to be his/her free act, as aforesaid, and the free act and deed of General Scanning Inc., before me,


                                       __________________________________
                                       My Commission Expires:

                                    EXHIBIT A


The land in Watertown, Middlesex County, Massachusetts, being Parcel A and Parcel C on a plan entitled Plan of Land in Watertown, Mass., dated April
1, 1977, Bradford, Saivetz & Assoc. Inc., Engineers-Architects, recorded with Middlesex South District Deeds, Book 13181, Page 435.

Parcel C contains .32 acres and Parcel A contains 4.95 acres, according to said Plan. Together with the right to pass and repass over Parcel B on the aforesaid Plan and together with and subject to rights in the forty (40) foot private way shown On the aforesaid Plan as Birch Street, all as set forth in deed of Parcel B, dated April 14, 1977, recorded Middlesex South District Deeds, Book 13181, Page 435.

                                    EXHIBIT J

                                SERVICE CONTRACTS

                                   [Attached]


                                                            [500 Arsenal Street]
                                       J-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                Service Contracts
                               Prepared by Seller

The following contracts are currently in force and have provisions that they may be terminated by Seller prior to closing. Seller will terminate all such contracts as of closing date unless advised in writing by Buyer by May 1, 2000 of desire to have contract transfered where assignable to Buyer:

Elevator (Passenger) - Maintenance contract with Otis Elevator in process of renewal subject to cancellation by Buyer.

Fire Alarm Monitoring - Contract with Honeywell

Janitorial service - Contract with Bay State Cleaning (cancellable with 14 days notice)

Security - Monitoring contract with SAS

Pest control - Contract with Waltham Chemical

                                   EXHIBIT K-1

                              SELLER'S CERTIFICATE

      The undersigned hereby certifies to [ARE_____________________________, a __________________ ] ("Buyer") that, as of the date hereof:

1. all of the representations, covenants and warranties of GENERAL SCANNING INC., a Massachusetts corporation ("Seller") made in or pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of February ___, 2000 (the "Agreement"), between Seller and Alexandria Real Estate Equities, Inc. ("ARE") are true, accurate, correct and complete;

2. all conditions to the Closing (as such term is defined in the Agreement) that Seller was to satisfy or perform have been satisfied and performed; and

3. all conditions to the Closing that ARE or Buyer was to perform have been satisfied and performed.

Dated: _____ ____, 2000               GENERAL SCANNING INC.,
                                      a Massachusetts corporation


                                      By:  ________________________________
                                           Name: __________________________
                                           Title: _________________________


                                                            [500 Arsenal Street]
                                     K-1-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                   EXHIBIT K-2

                               BUYER'S CERTIFICATE

      The undersigned hereby certifies to GENERAL SCANNING INC. ("Seller") that, as of the date hereof:

1. all of the representations, covenants and warranties of [ARE-_________________, a _________________] ("Buyer") made in or pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of February ___, 2000 (the "Agreement"), between Seller and Alexandria Real Estate Equities, Inc. are true, accurate, correct and complete; and

2. all conditions to the Closing (as such term is defined in the Agreement) that Buyer was to satisfy or perform have been satisfied and performed; and

3. all conditions to the Closing that Seller was to perform have been satisfied and performed.

Dated: ________ __, 2000              [ARE-___________________________],
                                      a _______________________________


                                      By:  ________________________________
                                           Name: __________________________
                                           Title: _________________________


                                                            [500 Arsenal Street]
                                     K-2-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT L

                              NON-FOREIGN AFFIDAVIT

1. Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.

2. In order to inform Alexandria Real Estate Equities, Inc., a Maryland corporation, and its nominees, designees and assigns (collectively, "Transferee"), that withholding of tax is not required upon the disposition by GENERAL SCANNING INC., a Massachusetts corporation ("Transferor"), of the United States real property more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Property"), the undersigned Transferor certifies and declares by means of this certification, the following:

      a. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Code and the Income Tax Regulations).

      b.    Transferor's federal taxpayer identification number is: ___________.

      c.    Transferor's address is: __________________________________________
                                     __________________________________________
                                     __________________________________________

3. Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

      Under penalties of perjury, Transferor declares that it has carefully examined this certification and it is true, correct and complete.

      Executed this ______ day of __________, 2000 at ____________________.

TRANSFEROR:                   GENERAL SCANNING INC.,
                              a Massachusetts corporation

                              By:  __________________________
                                   Name: ____________________
                                   Its:  ____________________


                                                            [500 Arsenal Street]
                                     L-1              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT A

The land in Watertown, Middlesex County, Massachusetts, being Parcel A and Parcel C on a plan entitled Plan of Land in Watertown, Mass., dated April
1, 1977, Bradford, Saivetz & Assoc. Inc., Engineers-Architects, recorded with Middlesex South District Deeds, Book 13181, Page 435.

Parcel C contains .32 acres and Parcel A contains 4.95 acres, according to said Plan. Together with the right to pass and repass over Parcel B on the aforesaid Plan and together with and subject to rights in the forty (40) foot private way shown on the aforesaid Plan as Birch Street, all as set forth in deed of Parcel B, dated April 14, 1977) recorded Middlesex South District Deeds, Book l3l81, Page 435.

                                    EXHIBIT M

                            INTENTIONALLY LEFT BLANK


                                                            [500 Arsenal Street]
                                     M-1              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT N

                           BILL OF SALE AND ASSIGNMENT

      THIS BILL OF SALE AND ASSIGNMENT ("Bill of Sale") is made as of_______ ______, 2000, by GENERAL SCANNING INC., a Massachusetts corporation ("Seller"), to ARE- __________________, a __________________ ("Buyer").

                                    RECITALS

      A. Seller is the owner of that certain real property located in the County of Middlesex, Commonwealth of Massachusetts (the "Real Property"), as more particularly described on Exhibit A attached hereto and incorporated herein by reference.

      B. Buyer and Seller have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of February ___, 2000 (the "Purchase Agreement"), with respect to, among other things, the acquisition of the "Personal Property" and the "Intangible Property" (each as defined below), and certain other property (expressly excluding, however, the Excluded Property).

      C. The Purchase Agreement requires Seller to convey all of Seller's right, title and interest in, to and under the Personal Property and the Intangible Property to Buyer.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

1. Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Purchase Agreement.

2. Seller does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign convey, set over and deliver unto Buyer all of Seller's right, title and interest in and to:

      a. all tangible personal property now or hereafter owned by Seller and located on or about the Land or Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof (expressly excluding, however, the Excluded Property) (collectively, the "Personal Property"); and

      b. all intangible property now or hereafter owned by Seller and used in connection with the Land, the Improvements or the Personal Property, including, without limitation, property or building-specific trademarks and trade names, transferable licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights (including rights under the Service Contracts listed in Exhibit B), books, records, reports,


                                                            [500 Arsenal Street]
                                     N-1              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999
            test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts; provided, however, that such intangible property shall not include (A) intellectual property rights related to Seller's business operations, or (B) intangible property related to the Excluded Property (collectively, the "Intangible Property" and, together with the Personal Property, the "Property").

3. [Buyer hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Service Contracts listed in Exhibit B and all of the obligations and liabilities, fixed and contingent, of Seller thereunder accruing from and after the date hereof with respect thereto and agrees to (a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Seller thereunder, which accrue from the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Seller to be kept, performed and observed, from and after the date hereof.]

4. Seller represents and warrants that its title to the Property is free and clear of all liens, mortgages, pledges, security interests, prior assignments, encumbrances and claims of any nature other than the Permitted Exceptions.

5. [Seller hereby agrees to indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Buyer in connection with the Service Contracts listed in Exhibit B and arising prior to the Closing. Buyer hereby agrees to indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Seller in connection with the Service Contracts listed in Exhibit B and arising on or after the Closing.]

6. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

7. This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of law.


                            [Signatures on next page]


                                                            [500 Arsenal Street]
                                     N-2              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

      IN WITNESS WHEREOF, this Bill of Sale was made and executed as of the date first above written.

SELLER:                              GENERAL SCANNING INC.,
                                     a Massachusetts corporation


                                     By:  ____________________________
                                          Its: _______________________


                                                            [500 Arsenal Street]
                                     N-3              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT A

The land in Watertown Middlesex County, Massachusetts, being Parcel A and Parcel C on a plan entitled Plan of Land in Watertown, Mass., dated April 1, 1977, Bradford, Saivetz & Assoc. Inc., Engineers-Architects recorded with Middlesex South District Deeds, Book 13181, Page 435.

Parcel C contains .32 acres and Parcel A contains 4.95 acres, according to said Plan. Together with the right to pass and repass over Parcel B on the aforesaid Plan kind together with and subject to rights in the forty (40) foot private way shown on thc aforesaid Plan as Birch Street, all as set forth in deed of Parcel B, dated April 14, 1977, recorded Middlesex South District Deeds, Book 13181, Page 435.


                                                            [500 Arsenal Street]
                                     N-4              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT B

                        List of Service Contracts Assumed

                                   [Attached]


                                                            [500 Arsenal Street]
                                     N-5              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT O

                                    APPROVALS

1. Certificates of Use and Occupancy (1978, 1982, 1988) from the Town of Watertown Building Department

2.    Special Permits (1978, 1982) from the Town of Watertown Zoning Board of
      Appeals

3. Industrial Wastewater Discharge Permit from the Massachusetts Water Resources Authority

4. Elevator Inspection Permit from the Commonwealth of Massachusetts Department of Public Safety


                                                            [500 Arsenal Street]
                                     O-1              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT P

                                   LITIGATION

                                      None.


                                                            [500 Arsenal Street]
                                     P-1              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT Q

                                PHASE II RESULTS

                                   [ATTACHED]


                                                            [500 Arsenal Street]
                                     Q-1              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                                    EXHIBIT R

                              ENVIRONMENTAL REPORTS

                                   [Attached]


                                                            [500 Arsenal Street]
                                     R-1              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


BUYER:                                ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                                      a Maryland corporation


Execution Date: February 29, 2000     By: /s/ Lynn Anne Shapiro
                                          --------------------------------------
                                          Name: LYNN ANNE SHAPIRO
                                                --------------------------------
                                          Its:  GENERAL COUNSEL
                                                --------------------------------


SELLER:                               GENERAL SCANNING INC.,
                                      a Massachusetts corporation


Execution Date: February 21, 2000     By: /s/ Desmond J. Bradley
                                          --------------------------------------
                                          Name: DESMOND J. BRADLEY
                                                --------------------------------
                                          Its:  VICE PRESIDENT
                                                --------------------------------


ESCROW AGENT:


The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.

CHICAGO TITLE INSURANCE COMPANY           Date: March 1, 2000


By: /s/ G. Aguilar
    --------------------------------------
    Name: G. AGUILAR
          --------------------------------
    Its:  ESCROW OFFICER
          --------------------------------


                                                            [500 Arsenal Street]
                                     S-1              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                               FIRST AMENDMENT TO
            PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

            THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "First Amendment") is entered into as of March 15, 2000, by and between GENERAL SCANNING INC., a Massachusetts corporation ("Seller"), and ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("Buyer"), with reference to the following Recitals:

                                    RECITALS:

            A. Seller and Buyer have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions Sale dated as of February 29, 2000 (the "Original Agreement"). All initial capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement unless the context clearly indicates otherwise. References to "the Agreement" or "this Agreement" in the Original Agreement or in this First Amendment shall mean and refer to the Original Agreement, as amended by this First Amendment.

            B. Seller and Buyer desire to amend the Agreement as more particularly set forth herein.

            NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Deposit: The second sentence of Section 2.1 of the Original Agreement is hereby deleted in its entirety and the following is substituted in its place:

      In the event that Buyer does not terminate this Agreement on or before the Due Diligence Termination Date (as hereinafter defined), not later than the Due Diligence Termination Date, Buyer shall deposit into Escrow the sum of $300,000 (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "Additional Deposit").

2. Due Diligence Termination Date: The first sentence of Section 3.6 of the Original Agreement is hereby deleted in its entirety and the following is substituted in its place:

      Buyer shall have the right at any time on or before 5:00 p.m. (Los Angeles, California time) on March 17, 2000 (the "Due Diligence Termination Date") to terminate this Agreement if, during the course of Buyer's due diligence investigations of the Property, Buyer determines in its sole and absolute discretion that the Property is not acceptable to Buyer.

3. Effect of this First Amendment. Except as amended and/or modified by this First Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Original Agreement shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First


                                                            [500 Arsenal Street]
                                     -1-              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

      Amendment and the provisions of the Original Agreement, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Original Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

4. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

                            [Signatures on next page]


                                                            [500 Arsenal Street]
                                     -2-              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this First Amendment as of the date first above written.


SELLER:                      GENERAL SCANNING INC.,
                             a Massachusetts corporation

                             By: /s/ Thomas R. Swan
                                 -----------------------------------------------
                                 Name: Thomas R. Swan
                                       -----------------------------------------
                                 Its:  Director of Real Estate Operations
                                       -----------------------------------------


BUYER:                       ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                             a Maryland corporation

                             By: /s/ Lynn Anne Shapiro
                                 -----------------------------------------------
                                 Lynn Anne Shapiro
                                 General Counsel


                                                            [500 Arsenal Street]
                                     S-1              (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                      [LETTERHEAD OF MAYER, BROWN & PLATT]

                              FACSIMILE COVER SHEET

Time:     5:21 pm                         PAGES
--------------------------------------    --------------------------------------
Date:     March 17, 2000                  TELEPHONE:   (213) 621-9448
--------------------------------------    --------------------------------------
FROM:     Carlos Matos                    CLIENT MATTER NO.: 99592651
--------------------------------------

TO THE FOLLOWING:

TO:  NAME/FIRM:  Mr. Thomas Swain / General Scanning Inc.
                 ---------------------------------------------------------------
     CONFIRM #:  (805) 522-8439                   FAX #: (805) 578-5296
                 ----------------------------     ------------------------------
     NAME/FIRM:  Mr. Thomas Andrews / Alexandria Real Estate Equities, Inc.
                 ---------------------------------------------------------------
     CONFIRM #:  (508) 755-4249                   FAX #: (508) 754-9487
                 ----------------------------     ------------------------------
     NAME/FIRM:  Mr. James H. Richardson / Alexandria Real Estate Equities, Inc.
                 ---------------------------------------------------------------
     CONFIRM #:  (650) 286-1200                   FAX #: (650) 286-1256
                 ----------------------------     ------------------------------
     NAME/FIRM:  Mr. Peter J. Nelson / Alexandria Real Estate Equities, Inc.
                 ---------------------------------------------------------------
     CONFIRM #:  (626) 578-0777                   FAX #: (626) 578-0770
                 ----------------------------     ------------------------------
     NAME/FIRM:  Barbara Pfirrman / Hanify & King
                 ---------------------------------------------------------------
     CONFIRM #:  (617) 423-0400                   FAX #: (617) 423-0498
                 ----------------------------     ------------------------------
CC:              Mr. Joel S. Marcus (via pouch)
                 ---------------------------------------------------------------
                 Lynn Anne Shapiro, Esq. (2 copies via pouch)
                 ---------------------------------------------------------------
                 Ms. Jane Ledwig (via pouch)
                 ---------------------------------------------------------------
                 Todd Evan Stark, Esq.
--------------------------------------------------------------------------------
MESSAGE:

Re:  500 Arsenal Street
     Watertown, MA

THIS MESSAGE IS INTENDED ONLY FOR THE USE OF THE INDIVIDUAL OR ENTITY TO WHICH IT IS ADDRESSED AND MAY CONTAIN INFORMATION THAT IS PRIVILEGED, CONFIDENTIAL AND EXEMPT FROM DISCLOSURE UNDER APPLICABLE LAW. IF THE READER OF THIS MESSAGE IS NOT THE INTENDED RECIPIENT, OR THE EMPLOYEE OR AGENT RESPONSIBLE FOR DELIVERING THE MESSAGE TO THE INTENDED RECIPIENT, YOU ARE HEREBY NOTIFIED THAT ANY DISSEMINATION, DISTRIBUTION OR COPYING OF THIS COMMUNICATION IS STRICTLY PROHIBITED. IF YOU HAVE RECEIVED THIS COMMUNICATION IN ERROR, PLEASE NOTIFY US IMMEDIATELY BY TELEPHONE AND RETURN THE ORIGINAL MESSAGE TO US AT THE ABOVE ADDRESS VIA THE U.S. POSTAL SERVICE. THANK YOU.
             Messages transmitted via: Pitney Bowes -- 213-625-0248
             IF YOU HAVE ANY TRANSMISSION DIFFICULTY, PLEASE CONTACT
                    THE FACSIMILE DEPARTMENT AT 213-229-9500

                               SECOND AMENDMENT TO
            PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

            THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Second Amendment") is entered into as of March 17, 2000, by and between GENERAL SCANNING INC., a Massachusetts corporation ("Seller"), and ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("Buyer"), with reference to the following Recitals:

                                    RECITALS:

            A. Seller and Buyer have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 29, 2000, which has been amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 15, 2000, by and between Seller and Buyer (as so amended, the "Original Agreement"). All initial capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement unless the context clearly indicates otherwise. References to "the Agreement" or "this Agreement" in the Original Agreement or in this Second Amendment shall mean and refer to the Original Agreement, as amended by this Second Amendment.

            B. Seller and Buyer desire to amend the Agreement as more particularly set forth herein.

            NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase Price: Section 2.2 of the Original Agreement is hereby deleted in its entirety and the following is substituted in its place:

      2.2 Balance. On the Closing Date (as defined below), Buyer shall pay to Seller the balance of the Purchase Price over and above (i) the Deposit paid by Buyer under Section 2.1 above and (ii) an unconditional credit of $125,000 against the Purchase Price in favor of Buyer, by wire transfer of federal funds to Escrow Agent, net of all prorations and adjustments as provided herein.

2. Exhibit C-2. Exhibit C-2 entitled "Excluded Property" is hereby deleted in its entirety and replaced with Exhibit C-2 attached hereto.

3. Access to the Property. Buyer hereby waives its objection to the exception shown on the Commitment and note shown on the Survey indicating that access to the Property along the northwest corner of the Property may result in encroachment onto the parcel identified as Parcel "D" on the Survey.

4. Effect of this Second Amendment. Except as amended and/or modified by this Second Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Original Agreement shall remain in full force and effect, unaltered end unchanged by this


                                                            [500 Arsenal Street]
                                       -1-            (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

      Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Original Agreement, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Original Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

5. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

                            [Signatures on next page]


                                                            [500 Arsenal Street]
                                       -2-            (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Second Amendment as of the date first above written.

SELLER:                GENERAL SCANNING INC.,
                       a Massachusetts corporation


                       By: /s/ Thomas R. Swain
                           ----------------------------------------
                           Name: Thomas R. Swain
                                 ----------------------------------
                           Its:  Director of Real Estate Operations
                                 ----------------------------------


BUYER:                 ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                       a Maryland Corporation


                       By:
                           ----------------------------------------
                           Name:
                                 ----------------------------------
                           Its:
                                 ----------------------------------


                                                            [500 Arsenal Street]
                                       S-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Second Amendment as of the date first above written.

SELLER:                GENERAL SCANNING INC.,
                       a Massachusetts corporation


                       By:
                           ----------------------------------------
                           Name:
                                 ----------------------------------
                           Its:
                                 ----------------------------------


BUYER:                 ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                       a Maryland Corporation


                       By: /s/ Peter J. Nelson
                           ----------------------------------------
                           Name: PETER J. NELSON
                                 ----------------------------------
                           Its:  SENIOR VICE PRESIDENT &
                                 CHIEF FINANCIAL OFFICER
                                 ----------------------------------


                                                            [500 Arsenal Street]
                                       S-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 1999

                               THIRD AMENDMENT TO
            PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

            THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Third Amendment") is entered into as of June ___, 2000, by and between GENERAL SCANNING INC., a Massachusetts corporation ("Seller"), and ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("Buyer"), with reference to the following Recitals:

                                    RECITALS:

            A. Seller and Buyer have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions Sale dated as of February 29,2000, which has been amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 15, 2000 and that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 17, 2000, by and between Seller and Buyer (as so amended, the "Original Agreement"). All initial-capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement unless the context clearly indicates otherwise. References to "the Agreement" or "this Agreement" in the Original Agreement or in this Third Amendment shall mean and refer to the Original Agreement, as amended by this Third Amendment.

            B. Seller and Buyer desire to amend the Agreement as more particularly set forth herein.

            NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Leasing of Property; Marketing Efforts. Notwithstanding anything contained in the Agreement to the contrary, Seller and Buyer hereby agree that Buyer, or its designated representative, shall have the right to enter the Property, during normal business hours, for purposes of: (a) preparing brochures, property profiles, fliers and other marketing materials (collectively, the "Marketing Materials") related to Buyer's efforts to lease the Property, and (b) touring the Property with prospective tenants. Buyer shall have the right to distribute the Marketing Materials to any prospective tenant. Buyer shall have the right to place "For Lease" signs on the Property, provided that the size, content and location of such signs shall be subject to Seller's reasonable approval. Seller shall cooperate with Buyer's efforts to lease the Property to prospective tenants and Seller shall not interfere with Buyer's leasing and marketing efforts. Buyer shall not unreasonably interfere with any occupant's operations at the Property. The indemnity and repair obligations set forth in Section 3.9 of the Agreement shall apply to Buyer's activities on the Property pursuant to this Section. The Marketing Materials shall contain a statement that they were prepared by Buyer.


                                                             500 Arsenal Street,
                                                        Watertown, Massachusetts
                                       -1-            (C) Alexandria Real Estate
                                                             Equities, Inc. 2000

2. Effect of this Third Amendment. Except as amended and/or modified by this Third Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Original Agreement shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Original Agreement, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Original Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

3. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

                            [Signatures on next page]


                                                             500 Arsenal Street,
                                                        Watertown, Massachusetts
                                       -2-            (C) Alexandria Real Estate
                                                             Equities, Inc. 2000

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Third Amendment as of the date first above written.

SELLER:                GENERAL SCANNING INC.,
                       a Massachusetts corporation


                       By: /s/ Thomas R. Swain
                           ----------------------------------------
                           Name: Thomas R. Swain
                                 ----------------------------------
                           Its:  Director of Real Estate Operations
                                 ----------------------------------


BUYER:                 ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                       a Maryland corporation


                       By: /s/ Lynn Anne Shapiro
                           ----------------------------------------
                           Name: LYNN ANNE SHAPIRO
                                 ----------------------------------
                           Its:  GENERAL COUNSEL
                                 ----------------------------------


                                                             500 Arsenal Street,
                                                        Watertown, Massachusetts
                                       S-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 2000

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Third Amendment as of the date first above written.

SELLER:                GENERAL SCANNING INC.,
                       a Massachusetts corporation


                       By:
                           ----------------------------------------
                           Name:
                                 ----------------------------------
                           Its:
                                 ----------------------------------


BUYER:                 ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                       a Maryland corporation


                       By: /s/ Lynn Anne Shapiro
                           ----------------------------------------
                           Name: LYNN ANNE SHAPIRO
                                 ----------------------------------
                           Its:  GENERAL COUNSEL
                                 ----------------------------------


                                                             500 Arsenal Street,
                                                        Watertown, Massachusetts
                                       S-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 2000

                               FOURTH AMENDMENT TO
            PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

            THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Fourth Amendment") is entered into as of August ___, 2000. by and between GENERAL SCANNING INC, a Massachusetts corporation ("Seller"), and ARE-500 ARSENAL STREET, LLC, a Delaware limited liability company ("Buyer"), with reference to the following Recitals:

                                    RECITALS:

            A. Seller and Buyer, as successor in interest to Alexandria Real Estate Equities, Inc., have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 29, 2000, which has been amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 15, 2000, that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 17, 2000 (the "Second Amendment") and that certain Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of June __, 2000 (as so amended, the "Original Agreement"). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement unless the context clearly indicates otherwise. References to "the Agreement" or this Agreement" in the Original Agreement or in this Fourth Amendment shall mean and refer to the Original Agreement, as amended by this Fourth Amendment.

            B. Seller and Buyer desire to amend the Agreement as more particularly set forth herein.

            NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase Price. The Second Amendment amended Section 2.2 of the Original Agreement. Section 2.2 of the Original Agreement is hereby further amended by deleting Section 2.2 in its entirety and substituting the following in its place:

      2.2 Balance. On the Closing Date (as defined below), Buyer shall pay to Seller the balance of the Purchase Price over and above (i) the Deposit paid by Buyer under Section 2.1 above and (ii) an unconditional credit of $175,000 against the Purchase Price in favor of Buyer, by wire transfer of federal funds to Escrow Agent, net of all prorations and adjustments as provided herein.

2. Costs of Signalization Improvements. Buyer and Seller hereby agree that Buyer shall pay the proportional share allocated to the Property for the signalization improvement costs


                                                            [500 Arsenal Street]
                                       -1-            (C) Alexandria Real Estate
                                                             Equities, Inc. 2000
      described in that certain Decision by the Town of Watertown Board of Appeals dated June 7, 1982.

3. Effect of this Fourth Amendment. Except as amended and/or modified by this Fourth Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Original Agreement shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Original Agreement, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Original Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

4. Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

                            [Signatures on next page]


                                                            [500 Arsenal Street]
                                       -2-            (C) Alexandria Real Estate
                                                             Equities, Inc. 2000

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Fourth Amendment as of the date first above written.

SELLER:                GENERAL SCANNING INC.,
                       a Massachusetts corporation


                       By: /s/ Thomas R. Swain
                           ----------------------------------------
                           Name: Thomas R. Swain
                                 ----------------------------------
                           Its:  Director of Real Estate Operations
                                 ----------------------------------


BUYER:                 ARE-500 ARSENAL STREET, LLC,
                       a Delaware limited liability company

                       By: ALEXANDRIA REAL ESTATE EQUITIES, LP.,
                           a Delaware limited partnership,
                           its sole member

                           By: ARE-QRS CORP.,
                               a Maryland corporation.
                               its general partner


                               By:
                                   --------------------------------
                                   Name:
                                         --------------------------
                                   Its:
                                         --------------------------


                                                            [500 Arsenal Street]
                                       S-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 2000

                               FOURTH AMENDMENT TO
            PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

            THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Fourth Amendment") is entered into as of August __, 2000, by and between GENERAL SCANNING INC, a Massachusetts corporation ("Seller"), and ARE-500 ARSENAL STREET, LLC, a Delaware limited liability company ("Buyer"), with reference to the following Recitals:

                                    RECITALS:

            A. Seller and Buyer, as successor in interest to Alexandria Real Estate Equities, Inc., have entered into that certain Purchase and Sale Agreement and Joint Escrow instructions dated as of February 29, 2000, which has been amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 15,2000, that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 17,2000 (the "Second Amendment") and that certain Third Amendment to Purchase and Sale Agreement and Joint Escrow instructions dated as of June ____, 2000 (as so amended, the "Original Agreement"). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement unless the context clearly indicates otherwise. References to "the Agreement" or "this Agreement" in the Original Agreement or in this Fourth Amendment shall mean and refer to the Original Agreement, as amended by this Fourth Amendment.

            B. Seller and Buyer desire to amend the Agreement as more particularly set forth herein.

            NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase Price. The Second Amendment amended Section 2.2 of the Original Agreement. Section 2.2 of the Original Agreement is hereby further amended by deleting Section 2.2 in its entirety and substituting the following in its place:

      2.2 Balance. On the Closing Date (as defined below), Buyer shall pay to Seller the balance of the Purchase Price over and above (i) the Deposit paid by Buyer under Section 2.1 above and (ii) an unconditional credit of $175,000 against the Purchase Price in favor of Buyer, by wire transfer of federal funds to Escrow Agent, net of all prorations and adjustments as provided herein.

2. Effect of this Fourth Amendment. Except as amended and/or modified by this Fourth Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Original Agreement shall remain in full force and effect, unaltered and unchanged by this


                                                            [500 Arsenal Street]
                                       -1-            (C) Alexandria Real Estate
                                                             Equities, Inc. 2000

      Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Original Agreement, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Original Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

3. Counterparts This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

                            [Signatures on next page]


                                                            [500 Arsenal Street]
                                       -2-            (C) Alexandria Real Estate
                                                             Equities, Inc. 2000

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Fourth Amendment as of the date first above written.

SELLER:                GENERAL SCANNING INC.,
                       a Massachusetts corporation


                       By:
                           ----------------------------------------
                           Name:
                                 ----------------------------------
                           Its:
                                 ----------------------------------


BUYER:                 ARE-500 ARSENAL STREET, LLC,
                       a Delaware limited liability company

                       By: ALEXANDRIA REAL ESTATE EQUITIES, LP.,
                           a Delaware limited partnership,
                           its sole member

                           By: ARE-QRS CORP.,
                               a Maryland corporation.
                               its general partner


                               By: /s/ Peter J. Nelson
                                   --------------------------------
                                   Name: PETER J. NELSON
                                         --------------------------
                                   Its:  SENIOR VICE PRESIDENT &
                                         CHIEF FINANCIAL OFFICER
                                         --------------------------


                                                            [500 Arsenal Street]
                                       S-1            (C) Alexandria Real Estate
                                                             Equities, Inc. 2000

                          [LETTERHEAD OF HANIFY & KING]

                                          July 27, 2000

By Facsimile and Federal Express

Carlos Matos, Esq.
Mayer, Brown & Plait
3S0 South Grand Avenue, 25th Floor
Los Angeles, CA 09971-1503

      Re: General Scanning Inc./Alexandria Real Estate Equities, Inc. 500 Arsenal Street, Watertown, Massachusetts ("Property") Escrow No. 201005080 x70

Dear Carlos:

      This is to confirm that our clients have agreed to a Closing Date of August 10, 2000. The entity occupying the Property pursuant to the PCB Agreement has vacated and surrendered the Property, as of July 26, 2000, in accordance with section 7.1.5 of the Purchase and Sale Agreement.

      Please forward to me execution copies of the closing documents which you prepared as Exhibits to the Purchase and Sale Agreement. By copy of this letter, I am notifying Maggie Watson of Chicago Title insurance Company of the August 10th Closing Date and asking her to proceed with the closing preparation and to forward the Preliminary Closing Statement, as provided in section 10.2 of the Purchase and Sale Agreement.

      Please call me to discuss these Closing arrangements.


                                               Sincerely,


                                               /s/ Barbara W. Pfirrman

                                               Barbara W. Pfirrman

283408
cc: Thomas R. Swain (by fax)
    Maggie Watson, Esq. (by fax)

                                   ALEXANDRIA

                                                CONFIDENTIAL FOR ADDRESSEE ONLY-
                                                       DO NOT COPY OR DISTRIBUTE

[LOGO]

                                                     125 N. LOS ROBLES AVENUE
                                                  SUITE 250 o PASADENA, CA 91101
                                                         TEL: 626-578-0777
                                                         FAX: 626-578-0770

                                 August 10, 2000

VIA FACSIMILE

General Scanning Inc.
1650 N. Voyager Avenue
Simi Valley, California 93063
Attention: Thomas R. Swain
Facsimile: (605) 578-5296

      Re: 500 Arsenal Street, Watertown, Massachusetts

Ladies and Gentlemen:

      Reference is made to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 29,2000, which has been amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 15, 2000, that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 17, 2000, that certain Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of June ___, 2000, and that certain Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of August ___, 2000, by and between ARE-500 Arsenal Street, LLC, a Delaware limited liability company, as successor in interest to Alexandria Real Estate Equities, Inc., and General Scanning Inc., a Massachusetts corporation (as so amended, the "Original Agreement"). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement unless the context clearly indicates otherwise. References to "the Agreement" or "this Agreement" in the Original Agreement or in this letter shall mean and refer to the Original Agreement, as amended by this letter.

      Buyer and Seller hereby agree that the date of the Closing shall be August 11, 2000. Except as amended and/or modified by this letter all other terms of the Original Agreement shall remain in full force and effect, unaltered and unchanged by this letter. In the event of any conflict between the provisions of this letter and the provisions of the Original Agreement, the provisions of this letter shall prevail. This letter may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

Mr. Thomas R. Swain                             CONFIDENTIAL FOR ADDRESSEE ONLY-
August 10, 2000                                        DO NOT COPY OR DISTRIBUTE
Page 2

      If the foregoing accurately reflects your understanding, please execute and return this letter to the undersigned.


                                   Sincerely,


                                   Peter J. Nelson

cc: Joel S. Marcus
    James H. Richardson
    Jane Ledwig
    Thomas J. Andrews
    Shelly Kroll

AGREED AND ACCEPTED AS OF AUGUST __, 2000

GENERAL SCANNING INC.,
a Massachusetts corporation

By: ____________________________
    Name: ______________________
    Title: _____________________